Exhibit 10.35

            Lease, dated as of February 27, 1998, between the Company
                     and SimFirst, L.P. limited partnership.

                                                                   Page 12 of 13

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                                            ***TEXT OMITTED AND FILED SEPARATELY
                                                CONFIDENTIAL TREATMENT REQUESTED
                                               UNDER 17 C.F.R. SS. 200.80(B)(4),
                                                            200.83 AND 240.24B-2


                                    NET LEASE
                             BASIC LEASE INFORMATION

DATE:                February 27, 1998

LANDLORD:            SimFirst, L.P., a California limited partnership

TENANT:              Lynx Therapeutics, Inc., a Delaware corporation

PREMISES:            All of Building B (73,920 rentable square feet) (the "Phase
                     I Premises") Second floor of Building C (36,960 rentable square feet) (the "Phase II Premises")

PROPERTY:            Mt. Eden Business Park, Hayward, CA

USE: General Office purposes and research and development of certain biotechnical and chemical products.

TERM:                Approximately ten (10) years and four (4) months

ESTIMATED COMMENCEMENT DATE:               August 15, 1998 (Phase I Premises)
                                           June 1, 1999 (Phase II Premises)

INITIAL BASE RENT:                         See Schedule 1

ESTIMATED RENT COMMENCEMENT DATE:          December 15, 1998 (Phase I Premises)
                                           October 1, 1999 (Phase II Premises)

TENANTiS PERCENTAGE SHARE:                 100%  (Phase I Premises)
                                           50% (Phase II Premises)

SECURITY DEPOSIT:                          $[...***...]*1

BROKERS:                                   CB Commercial Real Estate Group, Inc.

                                           Colliers Parish International, Inc.

ADDRESS FOR NOTICES:       Landlord:       SimFirst, L.P.
                                           c/o Simeon Commercial Properties
                                           655 Montgomery Street; Suite 1190
                                           San Francisco, CA 94111

                           Tenant:         Lynx Therapeutics, Inc
                                           3832 Bay Center Place
                                           Hayward, CA 94545

TENANT IMPROVEMENTS ALLOWANCE:             $[...***...] per rentable square foot

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*    Confidential Treatment Requested

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LANDLORD  INITIALS: /s/C.S.                TENANT INITIALS: /s/ E.A.


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                                TABLE OF CONTENTS
                                                                            Page
                                                                            ----

1.    Premises                                                                 1
2.    Term                                                                     1
3.    Rent                                                                     2
4.    Base Rent                                                                2
5.    Operating Expenses                                                       3
6.    Proration of Rent                                                        6
7.    Landlord's Work; Tenant Improvements                                     7
8.    Use of the Premises                                                      7
9.    Alterations                                                              8
10.   Repairs                                                                 11
11.   Damage or Destruction                                                   12
12.   Eminent Domain                                                          13
13.   Indemnity and Insurance                                                 13
14.   Assignment or Sublet                                                    15
15.   Default                                                                 18
16.   Landlord's Right to Perform Tenant's Covenants                          20
17.   Security Deposit                                                        20
18.   Surrender of Premises                                                   20
19.   Holding Over                                                            21
20.   Access to Premises                                                      21
21.   Signs                                                                   21
22.   Subordination                                                           21
23.   Transfer of the Property                                                22
24.   Estoppel Certificates; Financial Statements                             22
25.   Mortgagee Protection                                                    23
26.   Attorneys' Fees                                                         23
27.   Brokers                                                                 23
28.   Parking                                                                 23
29.   Utilities and Services                                                  24
30.   Tenant Relocation                                                       24
31.   Acceptance                                                              24
32.   Use of Building Name                                                    24
33.   Recording                                                               24
34.   Quitclaim                                                               24
35.   Notices                                                                 25
36.   Landlord's Exculpation                                                  25
37.   Additional Structures                                                   25
38.   Consents and Approvals                                                  25
39.   Renewal Option                                                          26
40.   Right of First Offer                                                    26
41.   Expansion Option                                                        28
42.   Licensed Area                                                           29
43.   General                                                                 32

                             SCHEDULES AND EXHIBITS

SCHEDULE 1:  Base Rent

EXHIBIT "A":  Premises Designation
EXHIBIT "A-1": Property Site Plan
EXHIBIT "B":  Tenant Improvements
EXHIBIT "C":  Commencement Date Memorandum
EXHIBIT "D":  Rules and Regulations
EXHIBIT "E":   Appraisal Procedures

                                    NET LEASE

         THIS LEASE, which is effective as of the date set forth in the Basic Lease Information, is entered into by Landlord and Tenant, as set forth in the Basic Lease Information. Terms which are capitalized in this Lease shall have the meanings set forth in the Basic Lease Information.

1.   Premises.

         Landlord leases to Tenant, and Tenant leases from Landlord, the Premises described in the Basic Lease Information (as shown on Exhibit A), together with the right in common to use the Common Areas. The Common Areas shall mean the areas and facilities within the land shown on Exhibit A-1 (the "Land") and all buildings and other improvements now or hereafter located on the Land (collectively, the "Buildings"; the Land, the Buildings and the "Common Areas", collectively, the "Property" or the "Real Property"), provided and designated by Landlord for the general use, convenience or benefit of Tenant and other tenants and occupants of the Property (e.g., restrooms; janitorial, telephone and electrical closets; sidewalks; public lobbies, entrances and stairs; and unreserved parking areas). Landlord reserves the right to make changes to the Common Areas. Tenant may improve a portion of the Common Areas located between Buildings B and C for use as a common outdoor eating area for use by Tenant and all other tenants and permitted occupants of the Property in accordance with plans and specifications approved by Landlord, such approval not to be unreasonably withheld. Tenant acknowledges that any such area shall be and remain Common Area, notwithstanding any funds expended by Tenant in improving the same or any course of conduct or practice which may develop in Tenant being the only party which chooses to use such area with any frequency.

2.   Term.

         a. Lease Term; Commencement Date. The Term of this Lease shall commence, as to each Phase of the Premises (a "Phase"), on the date Landlord delivers the Phase to Tenant with Landlord's Base Shell Work (as defined in Exhibit B attached hereto) substantially completed ("Landlord's Delivery Date"). In no event shall Landlord's Delivery Date of the Phase I Premises be earlier than August 15, 1998, or Landlord's Delivery Date of the Phase II Premises be earlier than June 1, 1999, unless Tenant shall agree thereto in writing. The date the Lease term so commences with respect to each Phase of the Premises is referred to herein as the "Commencement Date" for such Phase. The term of this Lease shall end as to the entire Premises on the last day of the calendar month in which the tenth (10th) annual anniversary of the Rent Commencement Date with respect to the Phase I Premises occurs (the "Expiration Date").

         b. Premises Not Delivered. If, for any reason, Landlord cannot deliver possession of any Phase of the Premises to Tenant in the condition required by this Lease by the applicable Estimated Commencement Date, (i) this Lease, and Tenantis obligations hereunder, shall not commence until such possession is delivered to Tenant; (ii) the failure shall not affect the validity of this Lease, or, except as provided in clause (i) or in the next sentence, the obligations of Tenant under this Lease, and (iii) Landlord shall not be subject to any liability. Notwithstanding the foregoing, (i) if the Phase I Commencement Date shall not have occurred by [...***...], as such date shall be extended for any delay in the Phase I Commencement Date caused by Tenant Delay (as defined in Exhibit B attached hereto), and as such date shall be further extended for up to one-hundred eighty (180) additional days for any delay in

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*    Confidential Treatment Requested

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the Phase I  Commencement  Date  caused by Force  Majeure (as defined in Section
10.c. below), Tenant shall have the right to terminate this Lease by written notice to Landlord given within thirty (30) days after such date, as so extended (such termination to be effective as of the date of Tenant's notice), and (ii) if the Phase II Commencement Date shall not have occurred by [...***...], as such date shall be extended for any delay in the Phase II Commencement Date caused by Tenant Delay (as defined in Exhibit B attached hereto), and as such date shall be further extended for up to one-hundred eighty (180) additional days for any delay in the Phase II Commencement Date caused by Force Majeure, Tenant shall have the right to terminate this Lease as to the Phase II Premises only by written notice to Landlord given within thirty (30) days after such date, as so extended (such termination to be effective as of the date of Tenant's notice). If this Lease shall be terminated as provided under the foregoing clause (i), Landlord shall return the Security Deposit to Tenant within thirty (30) days after the termination date.

         c. Commencement Date Memorandum. When the Commencement Date and Rent Commencement Date of each Phase is determined, the parties shall execute a Commencement Date Memorandum, in the form attached hereto as Exhibit C, setting forth the applicable Commencement Date and Rent Commencement Date, and the Expiration Date, of this Lease.

         d. Early Entry. If Tenant is permitted by Landlord to enter any portion of the Premises prior to the applicable Commencement Date for the purpose of fixturing or any purpose other than the conduct of Tenantis business, the entry shall be subject to all the terms and provisions of this Lease, except that Tenantis obligation to pay Base Rent and Operating Expenses shall not commence until the applicable Rent Commencement Date. Without limitation, in no event will Landlord consent to such early access if Landlord shall reasonably determine that the same might delay Landlord's Delivery Date.

3.   Rent.

         As used in this Lease, the term "Rent" shall include: (i) the Base Rent; (ii) Operating Expenses payable by Tenant pursuant to Section 5 below; and
(iii) all other amounts which Tenant is obligated to pay under the terms of this Lease. All amounts of money payable by Tenant to Landlord shall be paid without prior notice or demand, deduction or offset. If any installment of Base Rent is not paid by Tenant by the fifth (5th) day of the month, or if any payment of Operating Expenses or any other amount payable by Tenant is not paid within five
(5) days of the due date thereof, Tenant shall pay to Landlord a late payment charge equal to [...***...] of the amount of the delinquent amount, in addition to the amount of Rent then owing, regardless of whether a notice of default or notice of termination has been given by Landlord. In addition to the [...***...] late charge, any Base Rent, Operating Expenses or other amounts owing hereunder which are not paid within five (5) days after the date they are due shall thereafter bear interest at the rate ("Interest Rate") which is the lesser of [...***...] per annum or the maximum rate permitted by applicable law.

4.   Base Rent.

         a. Initial Base Rent. On or before the first day of each calendar month during the Term, Tenant shall pay to Landlord, as monthly Base Rent for the Premises, in advance, at Landlord's address for notices (as set forth in the Basic Lease Information) or at such other address as Landlord may designate, the monthly Base Rent specified in Schedule I attached hereto, provided, however, that Tenant's obligation to pay monthly Base Rent for each Phase of the Premises shall not commence until the

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*    Confidential Treatment Requested

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Rent Commencement Date for such Phase.  Tenant's  obligation to pay Base Rent as to each Phase of the Premises shall commence on the date (the "Rent Commencement Date") which is the earlier to occur of (x) one hundred twenty (120) days after Landlord's Delivery Date of the Phase, or (y) Tenant's occupancy of any portion of such Phase for the conduct of business. Notwithstanding the foregoing, (i) in the event that Landlord's Delivery Date applicable to a Phase of the Premises shall be delayed by reason of Tenant Delay, then for purposes of determining the Rent Commencement Date for such Phase pursuant to clause (x) of the preceding sentence, Landlord's Delivery Date applicable to such Phase shall be deemed accelerated by the number of days of such Tenant Delay.

         b. CPI Adjustment. Commencing with the [...***...] full calendar month after the Phase I Premises Rent Commencement Date, and at the end of each twelfth (12th) month thereafter during the Term, including any extensions or renewals, the Base Rent (for the entire Premises) for the ensuing twelve (12) month period (the iAdjustment Periodi) shall be an amount equal to the greater of (i) [...***...]% of the Base Rent in effect immediately prior to the commencement of such Adjustment Period (without regard to any temporary abatement of rental then in effect pursuant to the provisions of this Lease), or
(ii) the product obtained by multiplying the Base Rent in effect immediately prior to the commencement of such Adjustment Period (without regard to any temporary abatement of rental then in effect pursuant to the provisions of this Lease), by a fraction, the numerator of which is the Index (as hereinafter defined) published nearest but prior to the commencement date of such Adjustment Period and the denominator of which is the Index published nearest but prior to commencement of the twelve (12) month period immediately preceding such Adjustment Period, but in no event shall such fraction, expressed as a percentage, exceed [...***...]%.

         The term iIndexi as used herein shall mean the Consumer Price Index for All Urban Consumers (1982-84 = 100) San Francisco-Oakland-San Jose, California, All Items, published by the Bureau of Labor Statistics of the U.S. Department of Labor. If the Bureau of Labor Statistics ceases to publish the above Index, or if the above Index is otherwise renamed, discontinued or superseded, the parties agree that the Bureau of Labor Statistics or any successor governmental agency thereto will be the sole judge of the comparability of successive indexes, but if no succeeding index is published, the calculations under this Lease based on the Index shall be made using the most closely comparable statistics on the purchasing power of the consumer dollar as published by a responsible financial authority and approved by Landlord and Tenant, such approval not to be unreasonably withheld.

5.   Operating Expenses.

         a. Operating Expenses. Commencing as of the Rent Commencement Date applicable to each Phase, Tenant shall pay Tenant's Percentage Share applicable to such Phase of Operating Expenses incurred by Landlord during each calendar year falling in whole or in part during the Term.

         b. Operating Expenses. The term "Operating Expenses" shall include all reasonable expenses and costs of every kind and nature, except as provided in the next paragraph, which Landlord shall pay or become obligated to pay because of or in connection with the ownership, management, administration, maintenance, repair and operation of the Premises, the Buildings, the Common Areas and balance of the Property, to the extent allocable, as reasonably determined by Landlord, to the Building in which the applicable Phase of the Premises is located. Operating Expenses shall include, without limitation, the following:
(i) all impositions relating to the Property, including Real Property Taxes (as defined in

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


Section 5.d.); (ii) premiums for insurance relating to the Property, including as set forth in Sections 13.b., 13.d. and 13.i., and insurance deductibles paid by Landlord; (iii) wages, salaries, bonuses and expenses and benefits (including hospitalization, medical, surgical, retirement plan, pension plan, union dues, life insurance, including group life insurance, welfare and other fringe benefits, and vacation, holidays and other paid absence benefits, and costs of uniforms) of all on-site and off-site employees of Landlord or its agents, at the rank of property manager or below (but not above), engaged in operation, management, administration, maintenance, repair and security of the Real Property, including, without limitation, administrative, management and accounting personnel and the individual(s) responsible for management of the Property, and payroll, social security, workersi compensation, unemployment and similar taxes with respect to such employees of Landlord or its agents, and the cost of providing disability or other benefits imposed by law or otherwise, with respect to such employees; (iv) costs of all supplies, materials and equipment rentals used in operations; (v) all maintenance, janitorial, security and service costs; (vi) a management fee not to exceed [...***...]% of all base rent revenues from the Real Property (i.e. excluding revenues attributable to Tenant's and other tenants' payments of Operating Expenses); (vii) legal and accounting expenses, including the cost of audits by certified public accountants  relating  to the Real  Property;  (viii) all repair,  painting  and maintenance costs relating to the Property and its Common Areas, including sidewalks, landscaping, service areas, mechanical rooms, parking areas, Building exterior and driveways; (ix) all charges for heat, water, gas, steam, fuel, electricity and other utilities used or consumed in the Building and Common Areas; (x) costs of repairs, replacements, and general maintenance to and of the Building Systems and the Base Building Components (as such terms are defined in Sections 9.a. and 10.a., respectively, below); and (xi) the costs of capital improvements, capital replacements, capital repairs, capital equipment, and capital tools and devices installed or paid for by Landlord and intended to reduce other Operating Expenses or required to comply with Legal Requirements (as defined in Section 8.c. below) or intended for the protection of the health and safety of the occupants of the Property. With respect to any costs included in Operating Expenses under clause (x) which are capital expenditures, as determined by Landlord in accordance with generally accepted accounting principles consistently applied, and with respect to the costs of items included in Operating Expenses under clause (xi), such costs shall be amortized over the useful life of such capital improvement, equipment, device or other expenditure (as reasonably determined by Landlord), together with interest on the unamortized balance at a rate per annum equal to [...***...] percentage points over the Treasury Rate charged at the time such item is constructed or acquired, or at such higher rate as may have been paid by Landlord on funds borrowed for the purpose of acquiring or constructing such item, but in either case not more than the maximum rate permitted by law at the time such item is acquired or constructed. As used herein, "Treasury Rate" means the six-month United States treasury bill rate in effect from time to time by the San Francisco Main Office of Bank of America, NT&SA (or any successor bank thereto), or if there is no such rate, the rate quoted by such bank in pricing ninety day commercial loans to substantial commercial borrowers.

                  Operating Expenses shall not include the following: (i) depreciation on the Buildings or, except as provided above, amortization of equipment or systems therein; (ii) debt service on any mortgage or similar debt instrument encumbering the Buildings, including interest, principal, points and fees payable thereunder; (iii) rental under any ground or underlying lease; (iv) attorneys' fees and expenses incurred in connection with lease negotiations or disputes with past, current or prospective tenants of any Building; (v) the cost, whether capital or otherwise, of decorating, improving for tenant occupancy, painting or redecorating portions of any Building to be demised to tenants, including permit fees or other charges imposed as a condition to such work; (vi) advertising and promotional expenditures, and costs of

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*    Confidential Treatment Requested

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


purchase and installation of signs in or on any Building identifying the owner of the Building (except for Building directories and similar devices which also identify all tenants generally); (vii) costs reimbursed by insurance proceeds, another tenant (other than through the pass through of Operating Expenses) or any third party; (viii) real estate broker's or other leasing commissions; (ix) capital expenditures required to comply with Legal Requirements with which a Building was required to comply as of the date the Building's temporary certificate of occupancy or the equivalent was validly issued, or if none is issued by the applicable jurisdiction, as of the first date occupancy of the Building is legally allowed; (x) except for making repairs or keeping permanent systems in operation while repairs are being made, rentals and other related expenses incurred in leasing air conditioning systems, elevators or other equipment ordinarily considered to be of a capital nature (except equipment that is not affixed to a Building which is used in providing janitorial or other services, and except to the extent such costs would otherwise be includable pursuant to items (x) and (xi) as set forth in the immediately preceding paragraph); (xi) the cost of services made available at no special cost to any tenant of a Building but only made available to Tenant at special cost, (xii) costs incurred due to a violation by Landlord, as determined by written admission, stipulation, final judgment or arbitration award, of any of the terms and conditions of any lease relating to a Building except to the extent such costs reflect costs that would have been incurred by Landlord absent such violation; (xiii) overhead and profit increments paid to Landlord or to subsidiaries or affiliates of Landlord for services (other than management) to a Building to the extent that the costs of the services materially exceed the amounts normally payable for similar services to unrelated third parties under similar circumstances (taking into account the market factors in effect on the date any relevant contracts were negotiated) in comparable business parks within a ten (10) mile radius of the Property's perimeter, excluding San Mateo county (the "Comparable Market"); (xvi) all direct costs of refinancing, selling or exchanging the Building, including broker commissions, attorney's fees and closing costs; (xvii) Landlord's general corporate office overhead and administrative expenses, except for management fees and as otherwise provided in the preceding paragraph; (xvii) compensation paid to clerks, attendants or other persons in restaurants, garages or other commercial concessions operated by Landlord unless the services or use thereof, as applicable, are provided free of separate charge to tenants of the Building; (xviii) penalties and interest charges resulting solely from Landlord's failure to pay Real Property Taxes prior to delinquency, except where resulting in whole or part from Tenant's failure to timely pay Rent due under this Lease; (xix) costs, fines and penalties incurred due to a violation by Landlord of any Legal Requirements, except to the extent due to a violation by Tenant of the terms of this Lease, and except further to the extent such costs reflect costs that would have been incurred by Landlord absent such violation; and (xx) the purchase price of sculptures, paintings or other objects of art (which shall not be deemed to include landscaping or features related thereto) placed in the Common Areas.

                  The parties agree that statements in this Lease to the effect that Landlord is to perform certain of its obligations hereunder at its own or sole cost and/or expense shall not be interpreted as excluding any cost from Operating Expenses if such cost is an Operating Expense pursuant to the terms of this Section 5.b.

         c. Monthly Increments; Adjustment. Promptly following the commencement of the Term and prior to the commencement of each subsequent calendar year (or as soon thereafter as practicable), Landlord shall estimate the Operating Expenses payable by Tenant for such calendar year pursuant to this Section. Commencing as of the Rent Commencement Date, and continuing thereafter of the first day of each month, Tenant shall pay to Landlord, in advance, one-twelfth (1/12) of Landlord's estimated amount. If at any time during the course of the year Landlord determines that the Operating Expenses payable by Tenant will vary from the then estimated amount, by notice to Tenant Landlord may revise the amount

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


payable by Tenant during the balance of the calendar year such that the total estimated additional amount due from Tenant for such calendar year is paid by Tenant during the balance of the calendar year in equal monthly amounts. Within ninety (90) days (or as soon thereafter as practicable) after the close of each calendar year, Landlord shall provide Tenant with a statement to account for any difference between the actual and the estimated Operating Expenses for the previous year. Landlord's annual statement shall be certified by an officer of Landlord or by Landlord's independent accountant and be final and binding upon Landlord and Tenant unless, within ninety (90) days after delivery thereof to Tenant, Landlord shall revise or Tenant shall contest any item therein by written notice to the other, specifying each item revised or contested and the reason therefor. Notwithstanding the foregoing, the Real Property Taxes included in any such annual statement may be modified by any subsequent adjustment or retroactive application of Real Property Taxes affecting the calculation of Operating Expenses. If Tenant has overpaid the amount of Operating Expenses owing pursuant to this Section, Landlord shall credit the overpayment against Tenantis next payments due under this Section 5. If Tenant has underpaid the amount of Operating Expenses owing pursuant to this Section, Tenant shall pay the amount of the underpayment to Landlord within thirty (30) days after Tenant's receipt of Landlord's statement. If the rentable area of the Building is not fully occupied during any calendar year, Operating Expenses for such calendar year shall be adjusted to equal Landlord's reasonable estimate of the Operating Expenses which would have been incurred during such calendar year if the total rentable area of the Building were occupied.

         d. Definition of Real Property Taxes. The term "Real Property Taxes" shall mean any ordinary or extraordinary form of assessment or special assessment, license fee, rent tax, levy, penalty (if a result of Tenant's delinquency), or tax (other than net income, estate, succession, inheritance, transfer or franchise taxes), imposed by any authority having the direct or indirect power to tax, or by any city, county, state or federal government for any maintenance or improvement or other district or division thereof. The term shall include all transit charges, housing fund assessments, real estate taxes and all other taxes relating to the Premises, Building and/or Property, all other taxes which may be levied in lieu of real estate taxes, all assessments, assessment bonds, levies, fees, and other governmental charges (including, but not limited to, charges for traffic facilities, improvements, child care, water services studies and improvements, and fire services studies and improvements) for amounts necessary to be expended because of governmental orders, whether general or special, ordinary or extraordinary, unforeseen as well as foreseen, of any kind and nature for public improvement, services, benefits or any other purposes which are assessed, levied, confirmed, imposed or become a lien upon the Premises, Building or Property or become payable during the Term. If, by law, any Real Property Taxes (other than amounts which are Tenant's obligation pursuant to Section 5.f. below) could be paid in installments at the option of Landlord, then whether or not Landlord elects to pay such Real Property Taxes in such installments, Real Property Taxes (including any interest payable on installments) shall be computed as if such election had been made, and only installments thereof which would have become due during the given calendar year shall be included in the calculation of Real Property Taxes for purposed of this Lease for such calendar year.

         e. Tenant's Audit Rights. Landlord shall maintain records respecting Operating Expenses in accordance with sound accounting and management practices, consistently applied. Tenant shall have the right to cause a reputable nationally recognized accounting firm to audit Landlord's books and records pertaining to Operating Expenses for the immediately prior calendar year, provided that Tenant notifies Landlord in writing of Tenant's intention to exercise such audit right within sixty (60) days after receipt of the relevant annual statement described in Section 5.c., actually begins such audit within thirty (30) days after such notice from Tenant (but in no event earlier than ten
(10)  Business  Days after such  notice) and
diligently pursues such audit to completion. Landlord agrees to make available to Tenant's auditors, at the Building or at Landlord's office in the State of California, the books and records relevant to the audit for review and copying, but such books and records may not be removed from Landlord's location. Tenant shall promptly deliver to Landlord a copy of the report or other documentation prepared by Tenant's auditors upon completion of the audit. Tenant shall bear all costs of such audit, except that, if the audit (as conducted and certified by Tenant's nationally recognized accounting firm) shows an aggregate overstatement of Operating Expenses of five percent (5%) or more, and Landlord's auditors concur in such findings (or, in the absence of such concurrence, such overstatement is ultimately confirmed by dispute resolution), then Landlord shall bear Tenant's costs of the audit, such payment to be made by Landlord within thirty (30) days of Landlord's receipt of the invoice (with reasonably satisfactory supporting documentation) for such costs. If the agreed or confirmed audit shows an underpayment of Operating Expenses by Tenant, Tenant shall pay to Landlord, within thirty (30) days after the audit is agreed to or confirmed, the amount owed to Landlord , and, if the agreed or confirmed audit shows an overpayment of Operating Expenses by Tenant, Landlord shall reimburse Tenant for such overpayment within thirty (30) days after the audit is agreed to or confirmed.

         f. Taxes on Tenant Improvements and Personal Property. Notwithstanding any other provision hereof, Tenant shall pay the full amount of any increase in Real Property Taxes during the Term resulting from any and all Alterations (as defined in Section 9.a. below), including, without limitation, the Tenant Improvements, of any kind whatsoever placed in, on or about the Premises for the benefit of, at the request of, or by Tenant. Tenant shall pay, prior to delinquency, all taxes assessed or levied against Tenant's personal property, equipment, furniture or fixtures (collectively, iPersonal Propertyi) in, on or about the Premises. When possible, Tenant shall cause its Personal Property to be assessed and billed separately from the real or personal property of Landlord.

         g. Fiscal Year. Landlord shall have the right to account and bill for Operating Expenses on the basis of a fiscal year, rather than a calendar year as set forth above, and to revise such fiscal year from time to time, provided that Landlord follows generally accepted accounting principles consistently applied in connection therewith.

         h. Net Lease. This shall be a Net Lease and Base Rent shall be paid to Landlord absolutely net of all costs and expenses except as expressly herein provided. The provisions for Tenant's payment of Tenant's Percentage Share of Operating Expenses are intended to pass on to Tenant and reimburse Landlord for Tenant's Percentage Share of all costs and expenses associated with the Real Property, except as expressly provided in this Lease.

6. Proration of Rent. If any Rent Commencement Date is not the first day of a calendar month, or if the end of the Term is not the last day of a calendar month, Base Rent payable by Tenant pursuant to Section 4, and Operating Expenses payable by Tenant pursuant to Section 5, shall be prorated on a daily basis (based upon a thirty (30) day month) for such fractional month. The termination of this Lease shall not affect the obligations of Landlord and Tenant pursuant to Section 5.c. which are to be performed after the termination.

7. Landlord's Work; Tenant Improvements. Landlord agrees to construct Landlord's Work pursuant to the terms of Exhibit B, and Tenant agrees to construct the Tenant Improvements pursuant to the terms of Exhibit B. Except as set forth in Exhibit B, the Premises shall be delivered to Tenant in its then "as-is" condition, and Landlord shall not have any obligation to make or pay for any alterations, additions, improvements or repairs to prepare the Premises for Tenantis occupancy.

8. Use of the Premises.

         a. Use. The Premises shall be used solely for the use set forth in the Basic Lease Information and for no other use or purpose. Landlord acknowledges that such use may include [...***...]. Tenant shall not unreasonably do or suffer or permit anything to be done in or about the Premises or the Property which will in any way obstruct or interfere with the rights of other tenants or occupants of the Buildings or injure or annoy them, or use or suffer or permit the Premises to be used for any immoral, unlawful or objectionable purpose, nor shall Tenant cause, maintain, suffer or permit any nuisance in, on or about the Premises or the Real Property. Without limiting the foregoing, Tenant shall not permit any odors, smoke, dust, gas or other substances to emanate from the Premises except in accordance with all applicable Legal Requirements and sound environmental practices and through such devices and in such manner as shall not interfere with the use of the Property by other tenants or permitted users thereof or cause any damage to the Premises or the balance of the Property, and as Landlord shall have approved in writing, such approval not to be unreasonably withheld, nor shall Tenant permit any noise or vibration to emanate from the Premises without the prior written approval of Landlord, and no loudspeakers or other similar device which can be heard outside the Premises shall, without the prior written approval of Landlord, be used in or about the Premises. Tenant shall not commit or suffer to be committed any waste in, to or about the Premises. Tenant agrees not to employ any person, entity or contractor for any work in the Premises (including moving Tenant's equipment and furnishings in, out or around the Premises) whose presence may give rise to a labor or other disturbance in the Building and, if necessary to prevent such a disturbance in a particular situation, Landlord may require Tenant to employ union labor for the work.

         b. Rules and Regulations; CC&R's. Tenant shall comply with the Rules and Regulations attached hereto as Exhibit D, as the same may be modified from time to time by Landlord upon prior notice to Tenant (the "Rules"). In addition, Tenant shall comply with any covenants, conditions and restrictions ("CC&R's") applicable to the Real Property, and all rules, regulations and restrictions imposed by any association formed pursuant to the CC&R's, in each case to the extent Landlord has delivered a copy thereof to Tenant and the same are not in conflict with the provisions of this Lease.

         c. Compliance. Tenant shall not permit the Premises to be used in violation of or in conflict with, and at its sole cost and expense shall promptly comply with, all laws, statutes, ordinances and governmental rules, regulations or requirements now in force or which hereinafter may be in force, with the requirements of any board of fire underwriters or other similar board now or hereafter constituted, with any direction or occupancy certificate issued pursuant to any law by any public officer or officers, as well as the provisions of all recorded documents affecting the Premises (all of the foregoing, collectively, "Legal Requirements"), insofar as any thereof relate to or affect the condition, use or occupancy of the Premises, and Tenant shall perform all work to the Premises and other portions of the Property required to effect such compliance (or, at Landlordis election, Landlord may perform such work at Tenantis expense). The judgement of any court of competent jurisdiction or the admission of Tenant in any actions against Tenant, whether Landlord be a party thereto or not, that Tenant has so violated any such law, statute, ordinance, rule, regulation or requirement, shall be conclusive of such violation as between Landlord or Tenant.

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         d. Hazardous  Materials.  Tenant shall not cause or permit the storage, use, generation, release, handling or disposal (collectively, "Handling") of any Hazardous Materials (as defined below), in, on, or about the Premises or the Property by Tenant or any agents, employees, contractors, licensees, subtenants, customers, guests or invitees of Tenant (collectively with Tenant, "Tenant Parties"), except that Tenant shall be permitted to use in the Premises (i) in a normal and customary manner normal quantities of office supplies or products (such as copier fluids or cleaning supplies) customarily used in the conduct of general business office activities ("Common Office Chemicals"), and (ii) in a manner reasonably required by Tenant's permitted use of the Premises the Hazardous Materials customarily used in a Group B Occupancy under the Uniform Building Code ("Excepted Hazardous Materials"); provided that the Handling of such Common Office Chemicals and Excepted Hazardous Materials shall comply at all times with all Legal Requirements, including Hazardous Materials Laws (as defined below). In addition, with Landlord's prior written approval, which approval shall not be unreasonably withheld, Tenant shall be permitted to use in the Premises such other Hazardous Materials as may be necessary in connection with the conduct of Tenant's permitted business upon the Premises, provided the Handling of such Hazardous Materials shall comply at all times with all Legal Requirements, including Hazardous Materials Laws. In no event shall Landlord's approval requested pursuant to the preceding sentence be deemed unreasonably withheld if Landlord shall (x) determine in good faith that Tenant's use of such Hazardous Materials would present an unreasonable threat of contamination of the Premises or any other portion of the Property, (y) determine in good faith that Tenant's use of such Hazardous Materials would violate the provisions of any other lease or any ground lease or underlying lease, or mortgage or deed of trust, affecting the Property or any portion thereof , or interfere with the use and occupancy of any other portion of the Building or the Property by any other tenant or permitted occupant thereof (except that in no event shall this clause
(y) preclude Tenant from using Excepted Hazardous Materials), or (z) condition the effectiveness thereof upon Tenant's delivery to Landlord of evidence that Tenant has obtained all governmental permits and approvals necessary in connection with Tenant's Handling of such Hazardous Materials, together with copies of all such permits and approvals. Upon Landlord's request from time to time, Tenant shall provide to Landlord a complete written inventory of all Hazardous Materials which Tenant anticipates using or storing on, or discharging from , the Premises along with copies of all reports, permits and business plans filed with any federal, state, local or other governmental agency. Tenant shall update the inventory as frequently as required to reflect any material changes to the items required to be disclosed therein. Tenant shall be solely responsible for and shall indemnify, defend and hold Landlord and all other Indemnitees (as defined in Section 13.a. below), harmless from and against all Claims (as defined in Section 13.a. below), arising out of or in connection with, or otherwise relating to (i) any Handling of Hazardous Materials by any Tenant Party or Tenant's breach of its obligations hereunder, or (ii) any removal, cleanup, or restoration work and materials necessary to return the Property or any other property of whatever nature located on the Property to their condition existing prior to the Handling of Hazardous Materials in, on or about the Premises by any Tenant Party. Tenant shall promptly provide Landlord with copies of all notices received by it, including, without limitation, any notice of violations, notice of responsibility or demand for action from any federal, state or local authority or official in connection with the presence of Hazardous Materials in or about the Premises or any other portion of the Property. In the event of any release of Hazardous Materials upon the Premises or any other portion of the Property, or upon adjacent lands, if caused by Tenant or any other Tenant Party, Tenant shall promptly remedy the problem in accordance with all applicable Legal Requirements. For purposes of this Lease, "Hazardous Materials" means any explosive, radioactive materials, hazardous
wastes,  or  hazardous   substances,   including  without  limitation   asbestos
containing  materials,   PCB's,  CFC's,  or  substances  defined  as  "hazardous
substances" in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601-9657; the Hazardous Materials Transportation

Act of 1975, 49 U.S.C. Section 1801-1812; the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Section 6901-6987; or any other Legal Requirement regulating, relating to, or imposing liability or standards of conduct concerning any such materials or substances now or at any time hereafter in effect (collectively, "Hazardous Materials Laws"). The provisions of this
Section 8.d. shall survive the expiration or earlier termination of this Lease.

9.   Alterations.

         a.  Alterations.  Tenant shall not make any  Alterations (as defined in
Section 9.e. below) in, to or upon the Premises without the prior written consent of Landlord in each instance, which consent shall not be unreasonably withheld with respect to proposed Alterations which (i) are not structural in nature, (ii) do not affect the Base Building Components, (iii) are, in Landlord's opinion, compatible with the Building in which the applicable portion of the Premises is located and the balance of the Property, and the Building's mechanical, plumbing, electrical, heating/ventilation/air conditioning, communication, security and fire and other life safety systems (collectively, the "Building Systems"), and (iv) in Landlord's opinion will not interfere with the use and occupancy of any other portion of the Building or the Property by any other tenant or permitted occupant thereof. Tenant shall give Landlord not less than ten (10) days' prior written notice of any Alterations Tenant desires to make. Any Alterations as to which Landlord shall consent shall be made only by contractors approved in advance, in writing by Landlord, which approval shall not be unreasonably withheld; provided, however, that Landlord may, in its sole discretion, specify the engineers and contractors to perform any work relating to or affecting the Building Systems or the Base Building Components. Tenant shall comply with all Legal Requirements applicable to each Alteration and, except as to Cosmetic Alterations (as defined below) shall deliver to Landlord a complete set of "as built" plans and specifications for each Alteration. Any work to the balance of the Building or Property (required by Legal Requirements or otherwise) related to or affected or triggered by Tenantis Alterations shall be performed by Tenant at Tenantis expense (or, at Landlordis election, Landlord may perform such work at Tenantis expense). Tenant shall be solely responsible for maintenance and repair of all Alterations made by Tenant. Tenant shall pay Landlord on demand (whether prior to or during the course of construction ) an amount (the "Alterations Fee") equal to [...***...] of the total cost of each Alteration (and for purposes of calculating the Alterations Fee, such cost shall include architectural and engineering fees, but shall not include permit fees) up to a total cost of $[...***...], and [...***...] of such total cost over $[...***...], as compensation to Landlord for miscellaneous costs incurred by Landlord in connection with the Alteration; provided, however, that no Alterations Fee shall be payable for Cosmetic Alterations or the Tenant Improvements. In addition, except as to Cosmetic Alterations, Tenant shall reimburse Landlord for all reasonable third party fees paid by Landlord in connection with reviewing the proposed Alterations (whether or not the proposed Alterations are ultimately approved by Landlord or made by Tenant), including, without limitation, Landlord's architectural and engineering fees. All Alterations shall be performed diligently and in a first-class workmanlike manner and in accordance with plans and specifications approved by Landlord, and shall comply with all Legal Requirements and Landlord's construction procedures and requirements for the Building (including Landlord's requirements relating to insurance and contractor qualifications and scheduling of the work).

         Notwithstanding the foregoing, Tenant shall have the right, without Landlord's consent, to make any Alteration to the Premises, provided that the Alteration (a) is decorative in nature (such as paint, carpet or other wall or floor finishes, partitions or other such work), (b) does not affect the Base Building

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Components or the Building Systems, (c) is not structural in nature and does not require a building permit or other governmental permit, uses only first-class materials and is performed in a workman-like manner and in accordance with all applicable Legal Requirements, and (d) does not cost in excess of [...***...]. Any Alteration permitted without Landlord's consent pursuant to this paragraph is referred to in this Lease as a "Cosmetic Alteration".

         b. Liens. If, because of any act or omission of Tenant or anyone claiming by, through, or under Tenant, any mechanic's lien or other lien is filed against the Premises or any other portion of the Property or against other property of Landlord (whether or not the lien is valid or enforceable), Tenant shall, at its own expense, cause it to be discharged of record within a reasonable time, not to exceed ten (10) days, after the date of the filing. In addition, Tenant shall defend and indemnify Landlord and hold it harmless from any and all Claims resulting from the lien. Without limitation of Landlordis other remedies, Landlord shall have the rights under Section 16 below if any such lien is not timely discharged by Tenant.

         c. Ownership of Alterations. All Alterations shall be Tenant's property during the term of this Lease. All Alterations, once completed, shall not be altered or removed from the Premises without Landlord's prior written approval pursuant to Section 9.a. above, except that Tenant may remove any Removable Trade Fixtures (as defined in Section 9.e. below) without Landlord's consent provided that Tenant repairs any damage to the Premises or the Real Property caused by such removal. Without limitation, Landlord's approval pursuant to
Section 9.a. above shall not be deemed unreasonably withheld if any such Alterations would be removed, altered or demolished and not replaced with Alterations of equal or greater value and of the same utility and character as the prior Alterations. Upon the expiration or earlier termination of this Lease, all Alterations (other than Removable Trade Fixtures, which shall be and at all times remain Tenant's property) shall immediately and automatically, without any required action or notice by Landlord or Tenant, become Landlord's sole property, without any obligation on Landlord to pay Tenant any sums or other consideration therefor. Tenant shall not finance any Alterations by any means whatsoever which would result in a lien or security interest thereon or therein in favor of any party, nor shall Tenant otherwise allow any lien or security interest to be imposed upon or attach to any Alterations. Except as provided in
Section 9.d. and below in this Section 9.c., Landlord may require Tenant, at Tenant's sole expense and by the end of the Term, to remove any Alterations and to restore the Premises to its condition prior to the Alterations. Notwithstanding the preceding sentence, Tenant shall not be required to remove any of the Tenant Improvements (other than Removable Trade Fixtures) to any portion of the Premises improved as general office space or warehouse space, and nor shall Tenant be required to remove any of the Tenant Improvements (other than Removable Trade Fixtures) to any portion of the Phase I Premises improved as laboratory space if no more than [...***...] of the rentable square footage of the Phase I Premises is improved as laboratory space, and nor shall Tenant be required to remove any of the Tenant Improvements (other than Removable Trade Fixtures) to any portion of the Phase II Premises improved as laboratory space if no more than [...***...] of the rentable square footage of the Phase II Premises is improved as laboratory space.

         d. Request Regarding Removal Obligation. At the time that Tenant requests Landlord's consent to any Alteration, Tenant may request that Landlord notify Tenant if Landlord will require Tenant, at Tenant's sole expense, to remove any or all of the Alteration by the end of the Term, and to restore the Premises to its condition prior to the Alteration. Unless Landlord shall have expressly agreed

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in writing not to require  such  removal and  restoration,  Landlordis  election right under Section 9.c. shall continue through the end of the Term as to such Alterations.

         e. Definitions. The term "Alterations" shall mean any alterations, additions or improvements, including, without limitation, the Tenant Improvements constructed by Tenant pursuant to Exhibit B attached hereto (except that in the event of any conflict between the terms of Exhibit B and the terms of this Section 9 (or the balance of this Lease), the terms of Exhibit B shall control), Built-In Trade Fixtures, and Removable Trade Fixtures, except that any Removable Trade Fixtures which are Portable Equipment shall not be deemed "Alterations".

                  The term "Built-In Trade Fixtures" shall mean [...***...].

                  The term "Removable Trade Fixtures" shall mean [...***...] except that in no event shall "Removable Trade Fixtures" include any items described above in the definition of "Built-In Trade Fixtures" or described below in the definition of "Base Improvements".

                  The term "Portable Equipment" means [...***...].

                  The term "Base Improvements" means [...***...].

10.  Repairs.

         a. Landlord's Repairs. Landlord shall maintain the roof, foundations, floor slabs and exterior walls of the Building (collectively, the "Base Building Components") in good condition and repair, reasonable wear and tear excepted. The term walls as used herein shall not include windows, glass or plate glass, doors, special store fronts or office entries. The term roof as used herein shall not include skylights, smoke hatches or roof vents. Landlord shall also maintain in good condition and repair, reasonable wear and tear excepted, the Common Areas, including, but not limited to, the landscaped areas, parking areas and driveways. Tenant shall reimburse Landlord for Landlord's costs of complying with its obligations under this Section 10 in accordance with Section 5 above, provided, however, that any damage caused by or repairs necessitated by any act of Tenant or any other Tenant Party may be repaired by Landlord at Landlord's option and at Tenant's expense. Tenant shall give Landlord prompt written notice of any repairs required of Landlord pursuant to this Section 10, after which notice Landlord shall have reasonable opportunity to perform the same.

                  Landlord shall also repair any patent defects in Landlord's Work in each Phase of the Premises provided that Tenant gives Landlord notice thereof within three (3) months following the Commencement Date applicable to such Phase. Landlord shall also repair latent defects in Landlord's Work in each Phase of the Premises, provided Tenant gives Landlord notice thereof within thirty (30) days after the date that Tenant discovers the same, but in any event within two (2) years following the Commencement Date applicable to such Phase.

         b. Tenant's Repairs. Tenant shall, at Tenant's expense, maintain all parts of the Premises in a good, clean and secure condition, promptly making all necessary repairs and replacements including, but not limited to, all windows, glass or plate glass, doors and any special store fronts or office entries, walls and wall finishes, floor covering, Building Systems, truck doors, dock bumpers, dock plates and levelers, plumbing work and fixtures, downspouts, skylights, smoke hatches, roof vents and utility equipment, in

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each case to the extent the same are  located  within or  exclusively  serve the
Premises. Tenant shall, at Tenant's expense, also perform necessary pest extermination and regular removal of trash and debris. Tenant shall, at Tenant's
expense,  enter  into  a  regularly  scheduled  preventive   maintenance/service
contract with a maintenance contractor for servicing all hot water, heating and air conditioning systems and equipment within or serving the Premises, and provide Landlord with copies of all such contracts upon Landlord's request. Tenant shall not damage any demising wall or disturb the integrity and support provided by any demising wall and shall, at its sole expense, immediately repair any damage to any demising wall caused by Tenant or its employees, agents or invitees or any other Tenant Party. Tenant hereby waives all right to make repairs at the expense of Landlord or in lieu thereof to vacate the Premises and its other similar rights as provided in California Civil Code Sections 1932(1), 1941 and 1942 or any other Legal Requirement (whether now or hereafter in effect). Notwithstanding the foregoing, Tenant shall not be required to perform any repairs which are required to be performed by Landlord under Section 10.a., or are required by reason of Landlord's gross negligence or willful misconduct.

         c. Rent Abatement. In the event that Landlord fails to repair the Base Building Components as required hereunder, and such failure is not due to strikes, lock-outs, labor disputes, shortages of material or labor, fire, flood or other casualty, inclement weather (including rainfall) or adverse conditions resulting therefrom, acts of God or any other cause (other than financial inability) beyond the reasonable control of Landlord ("Force Majeure"), and such repair is not necessitated by the acts or omissions of Tenant or any other
Tenant Party, and as a result of such failure by Landlord Tenant is unable to conduct and does not conduct its business in all or a substantial portion of the Premises for a period of [...***...] or more consecutive days, the Base Rent and Operating Expenses shall be abated commencing with the expiration of such [...***...] day period, based upon the area of the Premises which Tenant is unable to use and does not use for the conduct of its business as a result of such failure by Landlord, and continuing until the earlier of the making of such repair or the use of such portion of the Premises by Tenant for the conduct of its business.

11.  Damage or Destruction.

         a. Landlord's Obligation to Rebuild. If the Premises are damaged or destroyed, Landlord shall promptly and diligently repair the Premises as described in Section 11.c. below unless Landlord has the option to terminate this Lease as provided herein, and Landlord elects to terminate.

         b. Right to Terminate. Landlord shall have the option to terminate this Lease if the Premises or any Building in which any portion of the Premises is located is destroyed or damaged by fire or other casualty, regardless of whether the casualty is insured against under this Lease, if Landlord reasonably estimates that the repair of the Premises or such Building, in each case to the extent of Landlord's Work, cannot be completed within [...***...] after the casualty. Landlord shall also have the right to terminate this Lease if the repair of the Premises or of the Building, in each case to the extent of Landlord's Work, is not fully covered by insurance maintained (or required to be maintained) by the Landlord pursuant to this Lease other than by reason of the deductible amounts under Landlordis insurance policies. Tenant shall have the option to terminate this Lease if the Premises is damaged or destroyed by fire or other casualty, and Landlord reasonably estimates that the repair of the Premises, to the extent of Landlord's Work, cannot be completed within [...***...] after the casualty. Landlord shall notify Tenant of Landlordis reasonable repair period estimate within (60) days after the casualty. If a party desires to exercise the right to terminate this Lease as a result of a casualty, the party shall exercise the right by giving the other party

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written  notice of its  election  to  terminate  within  thirty  (30) days after delivery of Landlordis repair period estimate, in which event this Lease shall terminate fifteen (15) days after the date of the terminating partyis notice. If neither Landlord nor Tenant exercises the right to terminate this Lease, this Lease shall continue in full force and effect and Landlord shall promptly commence the process of obtaining necessary permits and approvals, and shall commence repair of the Premises or the Building as soon as practicable and thereafter prosecute the repair diligently to completion.

         c. Limited Obligation to Repair. Landlord's obligation, should Landlord elect or be obligated to repair or rebuild, shall be limited to the Base Building Components and the other components of Landlord's Work. Unless Landlord or Tenant terminates this Lease as permitted hereunder, Tenant, at its expense, shall replace or fully repair all Alterations, including the Tenant Improvements and Built-in Trade Fixtures, but excluding, at Tenant's option, Removable Trade Fixtures, existing at the time of the damage or destruction. Unless Landlord or Tenant terminates this Lease as permitted hereunder, and so long as no Event of Default shall have occurred and be continuing hereunder, Landlord shall make the proceeds paid to Landlord from the insurance maintained by Tenant pursuant to
Section 13.h. below (the "Tenant Improvement Insurance Proceeds") available to Tenant for such replacement and repair. Such amounts shall be disbursed pursuant to the procedures set forth in Exhibit B attached hereto with respect to Landlord's Contribution, except that the frequency of such disbursements shall be every thirty (30) days or such longer intervals as Tenant may request (subject, in any event, to the conditions for disbursement set forth in said Exhibit B). If either Landlord or Tenant terminates this Lease pursuant to
Section 11.b., and so long as no Event of Default shall have occurred and been continuing at the time of such termination, Landlord shall pay to Tenant, within thirty (30) days after the termination date (or such later date as Landlord receives the Tenant Improvement Insurance Proceeds), the portion of the Tenant Improvement Insurance Proceeds in [...***...], including the Base Improvements, Built-In Trade Fixtures, and other Tenant Improvements, but excluding the Removable Trade Fixtures (since the Tenant Improvement Insurance Proceeds will not include any amount attributable to the Removable Trade Fixtures), provided that Tenant shall have furnished to Landlord, within ninety (90) days after the Rent Commencement Date applicable to each Phase of the Premises, a detailed accounting of such costs paid by Tenant in such Phase of the Premises, such as receipts and construction invoices.

         d. Abatement of Rent. In the event of any damage or destruction to the Premises which does not result in termination of this Lease, the Base Rent and Operating Expenses shall be temporarily abated proportionately to the degree the Premises are untenantable as a result of the damage or destruction, commencing from the date of the damage or destruction and continuing during the period required by Landlord to substantially complete its repair and restoration of the Premises to the extent of Landlord's Work; provided, however, that nothing herein shall preclude Landlord from being entitled to collect the full amount of any rent loss insurance proceeds. Tenant shall not be entitled to any compensation or damages from Landlord for loss of the use of the Premises, damage to Tenant's Personal Property or any inconvenience occasioned by any damage, repair or restoration. Tenant hereby waives the provisions of Section 1932, Subdivision 2, and Section 1933, Subdivision 4, and Sections 1941 and 1942 of the California Civil Code, and the provisions of any similar Legal Requirement (whether now or hereafter in effect).

         e. Insurance Proceeds. Subject to Section 11.c. above, if this Lease is terminated, Landlord may keep all the insurance proceeds resulting from the damage payable to Landlord pursuant to insurance

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


coverage maintained by Landlord, or maintained by Tenant and under which Landlord is loss payee pursuant to the foregoing provisions, and Tenant shall have no claims thereto.

12. Eminent Domain. If all or any material part of the Premises or the balance of the Property is taken for public or quasi-public use by a governmental authority under the power of eminent domain or is conveyed to a governmental authority in lieu of such taking (a itakingi), Landlord may terminate this Lease by written notice to Tenant within thirty (30) days after the taking. If all or any material part of the Premises or the balance of the Property is taken, and if the taking causes the remaining part of the Premises to be untenantable or inaccessible, and inadequate for use by Tenant for the purpose for which they were leased, then Tenant, at its option and by giving notice within thirty (30) days after the taking, may terminate this Lease as of the date Tenant is required to surrender possession of the Premises or the date such other portion of the Property is taken, as applicable. If part of the Premises is taken but the remaining part is tenantable and accessible, and adequate for Tenant's use, then this Lease shall be terminated as to the part taken as of the date Tenant is required to surrender possession, and, unless Landlord shall have terminated this Lease pursuant to the foregoing provisions, Landlord shall make such repairs, alterations and improvements as may be necessary to render the part not taken tenantable, and the Base Rent shall be reduced in proportion to the part of the Premises taken. All compensation awarded for the taking shall be the property of Landlord without any deduction therefrom for any estate of Tenant, and Tenant hereby assigns to Landlord all its right, title and interest in and to the award. Tenant shall have the right, however, to recover from the governmental authority, but not from Landlord, such compensation as may be awarded to Tenant on account of the interruption of Tenant's business, moving and relocation expenses, removal of Tenant's Personal Property, and the value of the Tenant Improvements, Built-In Trade Fixtures, Removable Trade Fixtures and other Alterations in Tenant's proportionate share, based on the proportionate share of costs for such items paid by Tenant, provided that any such award to Tenant will not reduce the award which would otherwise be made to Landlord.

13.  Indemnity and Insurance.

         a. Indemnity. Tenant shall hold Landlord and its constituent shareholders, partners, members or other owners, and all of their agents, contractors, officers, directors and employees (collectively with Landlord, the "Indemnitees") harmless from and indemnify the Indemnitees against any and all claims, liabilities, damages, costs and expenses, including reasonable attorneys' fees and costs incurred in defending against the same (collectively, "Claims"), to the extent arising from (a) the acts or omissions of Tenantor any other Tenant Party in, on or about the Real Property, or (b) any construction or other work undertaken by or on behalf of Tenant in, on or about the Premises, whether prior to or during the Term, other than any such work undertaken by Landlord, or (c) any accident, injury or damage, howsoever and by whomsoever caused, to any person or property, occurring in, on or about the Premises; except to the extent such Claims are caused directly by the gross negligence or willful misconduct of the party seeking the benefit of such indemnity from Tenant. In case any action or proceeding be brought against any of the Indemnitees by reason of any such Claim, Tenant, upon notice from Landlord, covenants to resist and defend at Tenant's sole expense such action or proceeding by counsel reasonably satisfactory to Landlord and Tenant. The provisions of this Section 13.a. shall survive the expiration or earlier termination of this Lease with respect to any injury, illness, death or damage occurring prior to such expiration or termination.

         b. Fire and Extended Coverage. Landlord shall procure and maintain in full force and effect with respect to the Buildings a policy or policies of all risk insurance (including sprinkler, vandalism and malicious mischief coverage, and any other endorsements desired by the Landlord or required by the

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


holder of any fee or leasehold mortgage on the Real Property, but excluding, at Landlordis option, the insurance described in Section 13.i. below) in an amount equal to [...***...] of the full replacement cost (including debris removal, and demolition, but excluding the land and the footings, foundations and installations below the basement level) of Landlord's Work. Such insurance, and all other insurance maintained by Landlord under this Lease, shall be for the sole benefit of Landlord, and the proceeds therefrom shall be under Landlordis sole control.

         c. Public Liability, Etc.. Tenant, at its own cost and expense, shall keep and maintain in full force and effect during the Term the following insurance coverages, written by an insurance company with a general policyholders' rating of "A" or better and a financial size ranking of "Class VIII" or higher, in the most recent edition of Best's Insurance Guide, in the form customary to the locality, (i) commercial general liability insurance, including contractual liability coverage, insuring Tenant's activities with respect to the Premises and/or the Building against loss, damage or liability for personal injury or death of any person or loss or damage to property occurring in, upon or about the Premises, with a minimum limit of [...***...] per occurrence/general aggregate, plus a [...***...] per occurrence/general aggregate umbrella, (ii) fire damage legal liability insurance and personal/advertising injury insurance, each in the minimum amount of [...***...], (iii) worker's compensation insurance in statutory amounts, and
(iv) if Tenant operates owned, leased or non-owned vehicles on the Property, comprehensive automobile liability insurance with a minimum limit of $[...***...] per occurrence; provided, however, that if, at any time during the Term, Tenant shall have in full force and effect a blanket policy of public liability insurance with the same coverage for the Premises as described above, as well as coverage of other premises and properties of Tenant, or in which Tenant has some interest, the blanket insurance shall satisfy the requirement hereof and be endorsed to separately apply to the Premises.

         d. Rental Abatement Insurance. Landlord may keep and maintain in full force and effect during the Term rental abatement insurance against abatement or loss of rents with respect to the Property in such amount as determined by Landlord.

         e. Insurance Certificates. Tenant shall furnish to Landlord, on or before the Commencement Date and thereafter within thirty (30) days prior to the expiration of each policy, and from time to time on at least ten (10) days' prior written request from Landlord, an original certificate of insurance issued by the insurance carrier of each policy of insurance carried by Tenant pursuant to this Section 13. The certificates shall expressly provide that the policies shall not be cancelable except after thirty (30) days' prior written notice to the parties named as insureds. In addition, Tenant shall give Landlord written notice of any change in coverage at least thirty (30) days prior to the effective date of such change, but no such change in coverage shall render the policies in noncompliance with the requirements hereof. Landlord, its successors and assigns, and any nominee of Landlord holding any interest in the Premises, including, without limitation, any ground lessor or the holder of any fee or leasehold mortgage, shall be named as an additional insured under each policy of insurance maintained by Tenant pursuant to this Lease. The policies and certificates shall further provide that the coverage shall be primary, and that any coverage carried by Landlord shall be secondary and noncontributory with respect to Tenantis policy.

         f. Tenant's Failure. If Tenant fails to maintain any insurance required by this Lease, Tenant shall be liable for any loss or cost resulting from the failure. This Section shall not be deemed to be a waiver of any of Landlord's rights and remedies under any other provision of this Lease.

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         g. Waiver of  Subrogation.  Any policy or  policies  of fire,  extended coverage or similar casualty insurance which either party obtains in connection with the Building, the Premises, or Tenant's Personal Property shall include a clause or endorsement denying the insurer any rights of subrogation against the other party to the extent rights have been waived by the insured prior to the occurrence of injury or loss. Landlord and Tenant each waives any rights of recovery against the other for injury or loss due to hazards covered by such insurance policies, regardless of whether such insurance policies or coverage shall actually have been obtained by the party granting such waiver, and regardless of the cause of such fire or casualty, including the act or negligence of the party benefiting from such waiver. Because this Section 13.g will preclude the assignment of any claim mentioned in it by way of subrogation or otherwise to an insurance company or any other person, each party to this Lease agrees immediately to give to each of its insurance companies written notice of the terms of the mutual waivers contained in this Section 13.g and to have the insurance policies properly endorsed, if necessary, to prevent the invalidation of the insurance coverages by reason of the mutual waivers contained in this Section 13.g.

         h. Tenant's Property and Fixtures. Tenant shall assume the risk of damage to any of Tenantis furniture, equipment, machinery, goods, supplies or fixtures or other Personal Property (including the Portable Equipment), and to any Alterations which Tenant may make to the Premises (including the Base Improvements, Built-In Trade Fixtures, Removable Trade Fixtures and other Tenant Improvements), and shall insure the same throughout the Term, for their full replacement cost, under insurance policies reasonably satisfactory to Landlord (certificates of which shall be delivered to Landlord as set forth above in Section 13.e). Tenant hereby releases Landlord from any obligation to insure the foregoing items and from any liability for loss of or damage to such items, regardless of cause. Landlord shall be named the loss payee of all such insurance covering Alterations other than Removable Trade Fixtures, provided, however, that Landlord shall be obligated to disburse proceeds from any such insurance to the extent required by and in accordance with the provisions of
Section 11 above. Landlord shall not be the loss payee on any such insurance covering the Portable Equipment.

         i. Earthquake and Flood Insurance. In addition to any other insurance policies carried by Landlord in connection with the Building, Landlord may elect to procure and maintain in full force and effect during the Term with respect to the Building a policy of earthquake/volcanic action and flood and/or surface water insurance, including rental value insurance against abatement or loss of rent in the case of damage or loss covered under the earthquake/volcanic and flood and/or surface water insurance, in an amount up to [...***...] of the full replacement cost (including debris removal and demolition) of the Building.

14.  Assignment or Sublet.

         a. Tenant shall not assign this Lease or sublet the Premises or any portion thereof without the prior written consent of Landlord in each instance, which consent shall not, subject to Landlordis rights under clause (i) below, be unreasonably withheld. If Tenant desires to assign this Lease or to sublet the Premises, or any part thereof, Tenant shall give to Landlord written notice of its intent at least sixty (60) days in advance of the date on which Tenant desires to assign or sublet the Premises, which notice shall designate the terms of the proposed assignment or sublet, the identity of the proposed assignee or sublessee, and shall be accompanied by financial statements of such proposed assignee or sublessee and such other information regarding such party and its business and reputation as shall be required by Landlord to evaluate the proposed assignment or sublet. Landlord shall have thirty (30) days after receipt

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


of Tenant's written notice and the above specified information within which to notify Tenant in writing that Landlord elects to (i) consent to the proposed assignment or sublet as described in Tenant's notice, or (ii) reasonably refuse to consent to Tenantis proposed assignment or sublet, stating the reasons for such refusal. If Landlord fails to notify Tenant in writing of its election within the thirty (30) day period, Landlord shall be deemed to have made the election in clause (ii) above. No consent by Landlord to any assignment or sublet shall be deemed to be a consent to a use not permitted under this Lease, to any act in violation of this Lease or to any subsequent assignment or sublet. No assignment or sublet by Tenant shall relieve Tenant of any liability theretofore or thereafter arising under this Lease. Any attempted assignment or sublet by Tenant in violation of the terms and covenants of this Section shall be void.

         b. Processing Expenses. Tenant shall pay to Landlord, as Landlord's cost of processing each proposed assignment or subletting (whether or not the same is ultimately approved by Landlord or consummated by Tenant), an amount equal to the sum of (i) Landlord's reasonable attorneys' and other professional fees, plus (ii) the sum of $[...***...] for the cost of Landlord's administrative, accounting and clerical time (collectively, "Processing Costs"). Notwithstanding anything to the contrary herein, Landlord shall not be required to process any request for Landlord's consent to an assignment or subletting until Tenant has paid to Landlord the amount of Landlord's estimate of the Processing Costs. When the actual amount of the Processing Costs is determined, it shall be reconciled with Landlord's estimate, and any payments or refunds required as a result thereof shall promptly thereafter be made by the parties.

         c.  Consideration  to  Landlord.  In the  event  of any  assignment  or sublease, whether or not requiring Landlord's consent, Landlord shall be entitled to receive, as additional rent hereunder, [...***...] of any consideration (including, without limitation, payment for leasehold improvements (including the Tenant Improvements or any other Alterations) in excess of the Assignment or Subletting Costs (as defined and amortized as set forth below) paid by the assignee or subtenant for the assignment or sublease and, in the case of a sublease, Tenant shall pay to Landlord on a monthly basis the excess of the amount of rent and other consideration paid for the sublet space by the subtenant over the amount of Monthly Base Rent under Section 4 above, Operating Expenses under Section 5 above, and Assignment or Subletting Costs (amortized as set forth below), attributable to the sublet space for the corresponding month. "Assignment or Subletting Costs" shall mean, (i) on an amortized basis over the term of the sublease or assignment, any brokerage commissions paid by Tenant in connection with the subletting or assignment (not to exceed commissions typically paid in the market at the time of such subletting or assignment), Tenant's reasonable costs of advertising the space for sublease or assignment and any improvement allowance paid by Tenant to the subtenant or assignee or any improvement costs paid by Tenant solely to prepare the space for the assignment or sublet, and (ii) [...***...], provided that, as a condition to Tenant recapturing the Assignment or Subletting Costs, Tenant shall provide to Landlord, within sixty (60) days of Landlord's execution of Landlord's consent to the assignment or subletting, a detailed accounting of the Assignment or Subletting Costs and supporting documents, such as receipts and construction invoices. Upon Landlord's request, Tenant shall direct any subtenant or assignee to pay directly to Landlord the amounts due to it pursuant to this Section 14.c. on account of such sublease or assignment. If there is more than one sublease under this Lease, the amounts (if any) to be paid by Tenant to Landlord pursuant to this Section 14.c. shall be separately calculated for each sublease and amounts due Landlord with regard to any one sublease may not be offset against rental and other consideration pertaining to or due

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under any other sublease.  For purposes of clause (ii) above,  the  [...***...]*
shall be included in the Assignment or Subletting Costs. For purposes of the amortization in clauses (i) and (ii) above, such amortization shall be at an interest rate per annum equal to [...***...] percentage points over the Treasury Rate charged at the time such costs are paid by Tenant.

         d. Documentation. No permitted assignment or subletting by Tenant shall be effective until there has been delivered to Landlord a fully executed counterpart of the assignment or sublease which expressly provides that (i) in the case of a sublease, the subtenant may not assign its sublease or further sublet the sublet space without Landlord's prior written consent, (ii) in the case of an assignment, the assignee assumes all of Tenant's obligations under this Lease arising on or after the date of the assignment, and (iii) in the case of a sublease, the subtenant agrees to be and remain jointly and severally liable with Tenant to Landlord for the payment of Rent pertaining to the sublet space in the amount set forth in the sublease, and for the performance of all of the terms and provisions of this Lease pertaining to the sublet space. In addition to the foregoing, no assignment or sublease by Tenant shall be effective until there has been delivered to Landlord a fully executed counterpart of Landlord's consent to assignment or sublease form, as applicable. The failure or refusal of a subtenant or assignee to execute any such instrument shall not release or discharge the subtenant or assignee from its liability as set forth above. Notwithstanding the foregoing, no subtenant or assignee shall be permitted to occupy the Premises unless and until such subtenant or assignee provides Landlord with certificates evidencing that such subtenant or assignee is carrying all insurance coverage required of it under this Lease.

         e. No Merger. Without limiting any of the provisions of this Section 14, the voluntary or other surrender of this Lease by Tenant, or a mutual cancellation by Landlord and Tenant, shall not work a merger, and shall, at the option of Landlord, terminate all or any existing subleases or subtenancies or, at the option of Landlord, operate as an assignment to Landlord of any or all such subleases or subtenancies. If Landlord does elect that such surrender or cancellation operate as an assignment of such subleases or subtenancies, Landlord shall in no way be liable for any previous act or omission by Tenant under the subleases or for the return of any deposit(s) under the subleases that have not been actually delivered to Landlord, nor shall Landlord be bound by any sublease modification(s) executed without Landlord's consent or for any advance rental payment by the subtenant in excess of one month's rent.

         f. Indirect Assignments. For purposes of this Section 14, the following events shall be deemed an assignment or sublease, as appropriate: (i) a transfer of Control (as defined below) of Tenant or any subtenant or assignee, or any entity controlling any of them, in a single transaction or a series of related or unrelated transactions (including, without limitation, by consolidation, merger, acquisition or reorganization), except that the transfer of outstanding capital stock or other listed equity interests by persons or parties other than "insiders" within the meaning of the Securities Exchange Act of 1934, as amended, through the "over-the-counter" market or any recognized national or international securities exchange, shall not be included in determining whether Control has been transferred; (ii) a reduction of Tenant's assets to the point that this Lease and/or other leases are substantially Tenant's only asset(s); or
(iii) a change or conversion in the form of entity of Tenant, any subtenant or assignee, or any entity controlling any of them, which has the effect of limiting the liability of any of the partners, members or other owners of such entity. "Control" shall mean direct or indirect ownership of 50% or more of all of the voting stock of a corporation or 50% or more of the voting legal or equitable interest in any other business entity, or the power to direct the management and operations of any entity (by equity ownership,

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contract or otherwise).  Notwithstanding  anything to the contrary  contained in this Lease, any transfer of Control which does not result in a decrease in Tenant's net worth and does not have a material adverse effect on Tenant's ability to perform its obligations under this Lease shall not be deemed an assignment or sublease for purposes of this Section 14, or any other provision of this Lease.

         g. Affiliates; Successors.  Notwithstanding anything to the contrary in
Section 14.a., but subject to the other provisions of this Section 14, Tenant may assign this Lease or sublet the Premises or any portion thereof, without Landlord's consent, to any partnership, corporation or other entity which controls, is controlled by, or is under common control with Tenant (control being defined for such purposes as ownership of 50% or more of all of the voting stock of a corporation or 50% or more of the voting legal or equitable interest in any other business entity, and the power to direct the management and operations of, the relevant entity) (an "Affiliate") or to any partnership, corporation or other entity resulting from a merger or consolidation with Tenant or which acquires all or substantially all of Tenant's assets (through a transfer of assets or equity interests in Tenant) as a going concern and such assets include substantial assets other than this Lease (a "Successor"), provided that (i) Landlord receives at least ten (10) days' prior written notice of the assignment or subletting, in which Tenant shall expressly confirm that Tenant remains primarily liable (together with the assignee in the event of an assignment) for all of the obligations of the Tenant under this Lease, (ii) in the case of an assignment to a Successor, the Successor's net worth is not less than Tenant's net worth immediately prior to such assignment (or series of transactions of which such assignment is a part), (iii) in the case of a subletting or assignment to an Affiliate, the Affiliate remains an Affiliate for the duration of the subletting or the balance of the term in the event of an assignment, (iv) Landlord receives a fully executed copy of the assignment or sublease agreement between Tenant and the Affiliate or Successor at least ten
(10) days prior to the effective date of such assignment or sublease, in which the Affiliate or Successor, as the case may be, assumes (in the event of an assignment) all of Tenant's obligations under this Lease, and agrees (in the event of a sublease) that such subtenant will, at Landlord's election, attorn directly to Landlord in the event that this Lease is terminated for any reason,
(v) the use of the Premises will not materially change from the use of the Premises prior to such assignment (or series of transactions of which such assignment is a part) or subletting, and (vi) in the case of an assignment, the essential purpose of such assignment is to transfer an active, ongoing business with substantial assets in addition to this Lease, and the assignment is not a subterfuge by Tenant to avoid it obligations under this Lease or the restrictions on assignment and subletting contained herein.

15.  Default.

         a. Tenant's Default. A material breach of this Lease by Tenant shall exist if any of the following events (severally, "Event of Default"; collectively, "Events of Default") shall occur: (i) if Tenant shall have failed to pay Base Rent, Tenant's Percentage Share of Operating Expenses, or any other sum required to be paid hereunder, including any interest due under Section 3, within five (5) days after the same is due hereunder; (ii) if Tenant shall have failed to perform any term, covenant or condition of this Lease except those requiring the payment of money, and Tenant shall have failed to cure the breach within thirty (30) days after written notice from Landlord if the breach could reasonably be cured within the thirty (30) day period; provided, however, if the failure could not reasonably be cured within the thirty (30) day period, then Tenant shall not be in default unless it has failed to promptly commence and thereafter continue to make diligent and reasonable efforts to cure the failure as soon as practicable as reasonably determined by Landlord; (iii) if Tenant shall have assigned its assets for the benefit of its creditors; (iv) if the sequestration of, attachment of, or execution on, any material part of the property of

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


Tenant upon the Premises or on any property essential to the conduct of Tenant's business upon the Premises shall have occurred, and Tenant shall have failed to obtain a return or release of the property within thirty (30) days thereafter, or prior to sale pursuant to any sequestration, attachment or levy, whichever is earlier; (v) if Tenant shall have failed to continuously and uninterruptedly conduct its business in the Premises, or shall have abandoned or vacated the Premises; (vi) if a court shall have made or entered any decree or order adjudging Tenant to be insolvent, or approving as properly filed a petition seeking reorganization of Tenant, or directing the winding up or liquidation of Tenant, and the decree or order shall have continued for a period of thirty (30) days; (vii) if Tenant shall make or suffer any transfer which constitutes a fraudulent or otherwise avoidable transfer under any provision of the federal Bankruptcy Laws or any applicable state law; or (viii) if Tenant shall have failed to comply with the provisions of Sections 22 or 24 of this Lease within the time periods stated therein. An Event of Default shall constitute a default under this Lease.

         b. Remedies Upon Tenant's Default. Upon an Event of Default, Landlord shall have the following remedies, in addition to all other rights and remedies provided by law, equity, statute or otherwise provided in this Lease, to which Landlord may resort cumulatively or in the alternative:

                   (i)Landlord has the remedy described in California Civil Code
Section 1951.4 (a landlord may continue the lease in effect after the tenant's breach and abandonment and recover rent as it becomes due, if the tenant has the right to sublet and assign subject only to reasonable limitations), and may continue this Lease in full force and effect, and this Lease shall continue in full force and effect as long as Landlord does not terminate Tenant's right to possession, and Landlord shall have the right to collect Rent when due. During the period Tenant is in default, Landlord may enter the Premises and relet it, or any part of it, to third parties for Tenant's account, provided that any Rent in excess of the Rent due hereunder shall be payable to Landlord. Tenant shall be liable immediately to Landlord for all costs Landlord incurs in reletting the Premises, including, without limitation, brokers' commissions, expenses of cleaning and redecorating the Premises required by the reletting and like costs. Reletting may be for a period shorter or longer than the remaining Term of this Lease. Tenant shall pay to Landlord the Rent and other sums due under this Lease on the dates the Rent is due, less the Rent and other sums Landlord receives from any reletting. No act by Landlord allowed by this Subsection (i) shall terminate this Lease unless Landlord notifies Tenant in writing that Landlord elects to terminate this Lease.

                   (ii) Landlord may terminate Tenant's right to possession of the Premises at any time by giving written notice to that effect. No act by Landlord other than giving written notice to Tenant of such termination shall terminate this Lease. Acts of maintenance, efforts to relet the Premises or the appointment of a receiver on Landlord's initiative to protect Landlord's interest under this Lease shall not constitute a termination of Tenant's right to possession. On termination, Landlord shall have the right to remove all personal property of Tenant and store it at Tenant's cost and to recover from Tenant as damages: (a) the worth at the time of award of unpaid Rent and other sums due and payable which had been earned at the time of termination; plus (b) the worth at the time of award of the amount by which the unpaid Rent and other sums due and payable which would have been payable after termination until the time of award exceeds the amount of the Rent loss that Tenant proves could have been reasonably avoided; plus (c) the worth at the time of award of the amount by which the unpaid Rent and other sums due and payable for the balance of the Term after the time of award exceeds the amount of the Rent loss that Tenant proves could be reasonably avoided; plus (d) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform Tenant's obligations under this Lease, or which, in the ordinary course of things, would be likely to result therefrom, including, without limitation, any costs or expenses incurred by Landlord: (1) in retaking possession of the Premises, including reasonable attorneys' fees and costs therefor; (2) maintaining or preserving the Premises for reletting to a new tenant, including repairs or alterations to the Premises for the reletting; (3) leasing commissions; (4) any other costs necessary or appropriate to relet the Premises; and (5) at Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by California Civil Code Section 1951.2 or any other laws of the State of California.

                      The "worth at the time of award" of the amounts referred to in Subsections (ii)(a) and (ii)(b) is computed by allowing interest at the lesser of [...***...] per annum or the maximum rate permitted by law, on the unpaid Rent and other sums due and payable from the date due through the date of award. The "worth at the time of award" of the amount referred to in Subsection
(ii)(c) is computed by discounting the amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award, plus one percent (1%). Tenant waives redemption or relief from forfeiture under California Code of Civil Procedure Sections 1174 and 1179, or under any other present or future law, if Tenant is evicted or Landlord takes possession of the Premises by reason of any default of Tenant hereunder.

         c. Landlord's Default. Landlord shall not be deemed to be in default in the performance of any obligation required to be performed by Landlord hereunder unless and until Landlord has failed to perform the obligation within thirty
(30) days after receipt of written notice by Tenant to Landlord specifying the obligation Landlord has failed to perform; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be deemed to be in default if Landlord shall commence the performance of such obligation within the thirty
(30)  day  period  and  thereafter  shall  diligently   prosecute  the  same  to
completion.

16.  Landlord's Right to Perform Tenant's Covenants.

         If Tenant shall at any time fail to make any payment or perform any other act on its part to be made or performed under this Lease, Landlord may, but shall not be obligated to, make the payment or perform any other act to the extent Landlord may deem desirable and, in connection therewith, pay expenses and employ counsel. Any payment or performance by Landlord shall not waive or release Tenant from any obligations of Tenant under this Lease. All sums so paid by Landlord, and all penalties, interest and costs in connection therewith, shall be due and payable by Tenant on the next day after any payment by Landlord, together with interest thereon at the Interest Rate, from that date to the date of payment thereof by Tenant to Landlord, plus collection costs and attorneys' fees. Landlord shall have the same rights and remedies for the nonpayment thereof as in the case of default in the payment of Base Rent.

17.  Security Deposit.

         Tenant has deposited with Landlord the Security Deposit, in the amount specified in the Basic Lease Information, as security for the full and faithful performance of every provision of this Lease to be performed by Tenant. If Tenant defaults with respect to any provision of this Lease, Landlord may use, apply or retain all or any part of the Security Deposit for the payment of any Rent or other sum in default, for the payment of any amount which Landlord may expend or become obligated to expend by reason of Tenant's default, or for any loss or damage which Landlord may suffer by reason of Tenant's default;

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


provided, however, that the Security Deposit shall not be a measure or limitation of Landlord's damages or constitute a bar or defense to any of the Landlordis other remedies under this Lease or at law. If any portion of the Security Deposit is used or applied, Tenant shall deposit with Landlord, within ten (10) days after written demand therefor, cash in an amount sufficient to restore the Security Deposit to its original amount. Landlord shall not be required to keep the Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on the Security Deposit. Upon the expiration or earlier termination of this Lease, and Tenantis fulfillment of all of its obligations hereunder (including any obligations which survive such expiration or earlier termination), Landlord shall return the Security Deposit (or the balance thereof after application as aforesaid) to Tenant.

18.  Surrender of Premises.

         By taking possession of the Premises, except as otherwise provided herein, Tenant shall be deemed to have accepted the Premises and the Property in good, clean and completed condition and repair, subject to all applicable laws, codes and ordinances. On the Expiration Date or earlier termination of this Lease, Tenant shall surrender the Premises to Landlord in its condition as of the applicable Rent Commencement Date, normal wear and tear excepted, provided, however, that Tenant shall remove from the Premises all of Tenant's Removable Trade Fixtures and Portable Equipment and any Alterations required to be removed pursuant to Section 9 of this Lease. Tenant shall repair any damage or perform any restoration work required by the removal. If Tenant fails to timely remove any Removable Trade Fixtures, Portable Equipment or Alterations as aforesaid, Landlord may remove the property and store and/or dispose of the same at Tenant's expense, including interest at the Interest Rate. If the Premises are not so surrendered at the termination of this Lease, Tenant shall indemnify Landlord against all Claims resulting from delay by Tenant in so surrendering the Premises, including, without limitation, any claims made by any succeeding tenant, losses to Landlord due to lost opportunities to lease to succeeding tenants, and attorneys' fees and costs. Tenant shall give written notice to Landlord at least thirty (30) days prior to vacating the Premises and shall meet with Landlord for a joint inspection of the Premises at the time of vacating. In the event of Tenant's failure to give such notice or participate in such joint inspection, Landlord's inspection at or after Tenant's vacating the Premises shall conclusively be deemed correct for purposes of determining Tenant's responsibility for removal of Alterations and repairs and restoration of the Premises.

19.  Holding Over.

         If Tenant remains in possession of all or any part of the Premises after the expiration of the Term or the earlier termination of this Lease without Landlord's prior written consent, the tenancy shall be a tenancy at sufferance only and shall not constitute a renewal or extension for any further term, regardless of whether Landlord shall accept Rent for any such period. In such event, Base Rent shall be increased in an amount equal to [...***...] of the Base Rent during the last month of the Term (including any extensions), and any other sums due under this Lease shall be payable in the amount, and at the times, specified in this Lease. The tenancy shall be subject to every other term, condition, covenant and agreement contained in this Lease, except that any renewal or extension option in favor of Tenant shall not be applicable. No such increase shall impair Landlordis other rights and remedies against Tenant by reason of such holding over by Tenant, and Tenant shall vacate the Premises immediately upon Landlord's request.

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20.  Access to Premises.

         Tenant shall permit Landlord and its agents to enter the Premises at all reasonable times, except in the case of an emergency (in which event entry shall be made when necessary), to inspect the Premises, to post Notices of
Nonresponsibility and similar notices, to show the Premises to interested parties such as prospective mortgagees, purchasers and tenants to provide any services required of Landlord hereunder, to make necessary alterations, additions, improvements or repairs either to the Premises, the Building, or other premises within the Building, and to discharge Tenant's obligations hereunder when Tenant has failed to do so within a reasonable time after written notice from Landlord. No such entry shall give rise to an abatement of Rent hereunder, constitute a constructive eviction, or otherwise diminish Tenant's obligations under this Lease. In exercising its rights under this Section 20, Landlord shall at all times endeavor to minimize interference with Tenant's operations, to the extent practicable. During the last year of the Term, Landlord shall have the right to erect on the exterior of the Premises and/or on the exterior or in the Common Areas of the Building and the Property suitable signs indicating that the Premises are available for lease.

21.  Signs.

         The size, design, color, location and other physical aspects of any sign in or on the Premises shall be subject to the CC&R's, Rules, Landlord's approval prior to installation, and to all Legal Requirements. The costs of any permitted sign, and the costs of its installation, maintenance and removal, shall be at Tenant's sole expense and shall be paid within ten (10) days of Tenant's receipt of a bill from Landlord for the costs. In no event shall Tenant be permitted to place any sign, logo or other identification on the exterior of the Building, in the Buildingis Common Areas (other than on a Building directory maintained to identify the Buildingis tenants), or upon the Property, or which is inside the Premises but visible from outside of the Premises (other than upon the door(s) to the Premises), without Landlord's prior written consent in each instance.

22.  Subordination.

         a. Subordinate Nature. Except as provided in Subsection b., this Lease is subject and subordinate to all ground and underlying leases, mortgages and deeds of trust which now or may hereafter affect the Property or any portion thereof, to the CC&R's, and to all renewals, modifications, consolidations, replacements and extensions of the foregoing, without the necessity of any further documentation evidencing such subordination. Notwithstanding such self-operative subordination, within ten (10) days after Landlord's written request therefor, subject to Section 22.d. below, Tenant shall execute any and all documents required by Landlord, the lessor under any ground or underlying lease ("Ground Lessor"), or the holder or holders of any mortgage or deed of trust ("Holder"), evidencing this Lease to be subordinate to the lien of any such lease, mortgage or deed of trust, as the case may be. Tenant hereby irrevocably appoints Landlord as Tenant's attorney-in-fact to execute and deliver any such instrument in the name of Tenant if Tenant fails to do so within such time. If the interest of Landlord in the Property or the Building is transferred to any Ground Lessor or Holder pursuant to or in lieu of proceedings for enforcement of any such lease, mortgage, or deed of trust, Tenant shall immediately and automatically attorn to the Ground Lessor or Holder, and this Lease shall continue in full force and effect as a direct lease between the Ground Lessor or Holder and Tenant on the terms and conditions set forth herein.

         b. Possible Priority of Lease. If a Ground Lessor or a Holder advises Landlord that it desires or requires this Lease to be prior and superior to a lease, mortgage or deed of trust, Landlord may notify Tenant. Within seven (7) days of Landlord's notice, Tenant shall execute, have acknowledged and deliver to Landlord any and all documents or instruments, in the reasonable form presented to Tenant, which Landlord, Ground Lessor or Holder deems necessary or desirable to make this Lease prior and superior to the lease, mortgage or deed of trust.

         c. Lease Modification. If, in connection with obtaining financing for the Property or any portion thereof, any Holder or Ground Lessor shall request reasonable modification to this Lease as a condition to such ground lease or financing, Tenant shall execute and deliver to Landlord, within ten (10) days of Landlord's request, any such modification agreement so requested, provided such modifications do not adversely affect Tenant's rights or increase Tenant's obligations hereunder.

         d. Nondisturbance Agreement. Prior to the date on which Landlord commences pouring the foundations for the first Building to be located on the Property, Landlord shall deliver to Tenant a subordination, non-disturbance and attornment agreement from each Ground Lessor and Holder existing as of such date in form reasonably required by such party and reasonably acceptable to Tenant. If Landlord fails to timely deliver such agreements, Tenant may terminate this Lease by notice to Landlord within ten (10) days thereafter. As a condition to subordination of this Lease to any Superior Interest arising after such date, Landlord shall deliver to Tenant, and Tenant agrees to execute, a subordination, non-disturbance and attornment agreement from the applicable Ground Lessor or Holder in form reasonably required by such party and reasonably acceptable to Tenant.

23. Transfer of the Property.

         Upon transfer of the Property and assignment of this Lease, and assumption by the purchaser or assignee of the obligations of Landlord thereafter arising under this Lease, Landlord shall be entirely freed and relieved of all liability for such obligations, and if Landlord shall transfer the Security Deposit to the transferee of Landlordis interest in the Real
Property, Landlord shall be released from all liability for the Security Deposit. Tenant shall attorn to any entity purchasing or otherwise acquiring the Premises at any sale or other proceeding.

24.  Estoppel Certificates; Financial Statements.

         Within ten (10) days following written request by Landlord from time to time throughout the Term, Tenant shall execute and deliver to Landlord an estoppel certificate in the form prepared by Landlord. The certificate shall:
(i) certify that this Lease is unmodified and in full force and effect or, if modified, state the nature of the modification and certify that this Lease, as so modified, is in full force and effect, and the date to which the Rent and other charges are paid; (ii) acknowledge that there are not, to Tenant's best knowledge, any uncured defaults on the part of Landlord hereunder, or if there are uncured defaults on the part of the Landlord, state the nature of the uncured defaults; and (iii) set forth such other matters regarding this Lease as may be required either by Landlord, any existing or prospective Ground Lessor or Holder, or a prospective purchaser of the Property from Landlord. At the request of Landlord from time to time during the Term, Tenant shall provide to Landlord its current financial statements or other information setting forth Tenant's financial condition and net worth. If Tenant is a publicly traded corporation, Tenant may satisfy its obligations under the preceding sentence by delivering to Landlord Tenant's then most recent publicly available financial statements. Landlord shall use such documentation solely for purposes of this Lease and in connection with the ownership, financing, management and disposition of the Real Property.

25.  Mortgagee Protection.

         In the event of any default on the part of Landlord, Tenant will give notice by registered or certified mail to each Ground Lessor and Holder whose identity has been disclosed to Tenant, and shall offer the Ground Lessor or Holder a reasonable opportunity after such notice (but in no event less than thirty (30) days) to cure the default, including time to obtain possession of the Property or the Premises by lease termination, power of sale or a judicial foreclosure (as applicable), if such should prove necessary to effect a cure. In no event shall any Ground Lessor or Holder in any way or to any extent be: (a) liable for any act or omission of any prior Landlord in contravention of any provision of this Lease; or (b) subject to any offsets, claims or defenses which Tenant might have against any prior Landlord; or (c) bound by any Rent which Tenant might have paid for more than thirty (30) days in advance to any prior Landlord; or (d) bound by any agreement or modification of this Lease made without such Ground Lessor's or Holder's written consent. Tenant agrees that if any Ground Lessor or Holder acquires possession of the Premises or title to the Property as a result of termination of its ground lease or foreclosure of such Holder's deed of trust or other security instrument, as applicable, the acceptance of a lease surrender or deed in lieu of such foreclosure, or otherwise, the provisions of Section 36 below shall be applicable to liability of such Ground Lessor or Holder as successor Landlord under this Lease.

26.  Attorneys' Fees.

         If either party shall bring any action or legal proceeding for damages for an alleged breach of any provision of this Lease, to recover rent or other sums due, to terminate the tenancy of the Premises or to enforce, protect or establish any term, condition or covenant of this Lease or right of either party, the prevailing party shall be entitled to recover, as a part of the action or proceedings, or in a separate action brought for that purpose, reasonable attorneys' fees and court costs as may be fixed by the court or jury. The prevailing party shall be the party which secures a final judgment in its favor, provided that if the party bringing any action shall dismiss the same without the consent of the other party, the other party shall be deemed the prevailing party.

27.  Brokers.

         Tenant warrants and represents that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, except for any brokers(s) specified in the Basic Lease Information, and that it knows of no other real estate broker or agent who is or might be entitled to a fee, commission or other compensation in connection with this Lease. Tenant shall indemnify and hold harmless Landlord from and against any and all liabilities or expenses (including reasonable attorneys' fees and costs) arising out of claims made by any other broker or individual for a fee, commission or other compensation resulting from this Lease.

28.  Parking.

         Tenant shall have the right to park in the Buildings' parking facilities, in common with other tenants of the Buildings, upon such terms and conditions as may from time to time be established by Landlord. There shall be no charge for any portion of the parking facilities which is not reserved. Tenant

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


shall have the right to use [...***...] parking spaces on the Property per [...***...] rentable square feet of the Premises set forth in the Basic Lease Information (as rounded down to the nearest whole space). Tenant agrees not to use in excess of such number of parking spaces and further agrees to cooperate with Landlord and other tenants in the use of the parking facilities. Landlord reserves the right, in its absolute discretion, to determine whether the parking facilities are becoming crowded and to allocate and assign parking spaces among Tenant and the other tenants. Landlord shall not be liable to Tenant, nor shall this Lease be affected, if any parking is impaired by moratorium, initiative, referendum, law, ordinance, regulation or order passed, issued or made by any governmental or quasi-governmental body or by fire or other casualty.

29.  Utilities and Services.

         Tenant shall arrange for all telephone, water, gas, electricity and other power and utilities which it shall require in connection with its use or occupancy of the Premises and shall pay for the same, together with any taxes, penalties, surcharges or the like pertaining thereto. Landlord shall have no obligation to furnish any utilities or services to the Premises or any equipment providing for the same. Without limitation, Tenant shall be solely responsible for providing such heating, ventilation and air conditioning ("HVAC") to the Premises as Tenant shall require for the comfortable occupancy thereof. Any equipment or systems which Tenant shall require in order to supply HVAC shall be subject to the provisions of Section 9 above. Tenant shall obtain, at its expense all electric light bulbs, ballasts and tubes as it shall require for the Premises. If any of the foregoing utilities or services are not separately metered to Tenant, Tenant shall pay a reasonable proportion, as determined by Landlord, of all charges jointly serving the Premises and other premises. Landlord shall not be liable for any damages directly or indirectly resulting from nor shall the Base Rent, Operating Expenses or any other monies owed by Tenant to Landlord under this Lease be abated or reduced by reason of (a) the installation, use or interruption of use of any equipment used in connection with the furnishing of any of the foregoing utilities and services, (b) failure to furnish or delay in furnishing any such utilities or services for any reason whatsoever, or (c) the limitation, curtailment, rationing or restriction on use of water, electricity, gas or any other form of energy or any other service or utility whatsoever serving the Premises or the Real Property. Landlord shall be entitled to cooperate voluntarily and in a reasonable manner with the efforts of national, state or local government agencies or utility suppliers in reducing energy or other resource consumption, provided that the majority of the owners of comparable business parks in the Comparable Market are also so cooperating. The obligation to make services available hereunder shall be subject to the limitations of any such voluntary, reasonable program.

30.  Intentionally Deleted.

31.  Acceptance.

         Delivery of this Lease, duly executed by Tenant, constitutes Tenantis offer to lease the Premises as set forth herein, and under no circumstances shall such delivery be deemed to create an option or reservation to lease the Premises for the benefit of Tenant. This Lease shall become effective and binding only upon execution hereof by Landlord and delivery of a signed copy to Tenant. If Landlord does not accept the Tenant's offer, any sums delivered by Tenant with its offer shall be returned to Tenant.

32.  Use of Building Name.

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         Tenant  shall not employ the name of the  Building in the name or title of its business or occupation, or for any other purpose, except to identify the address of the Building, without Landlord's prior written consent, which consent Landlord may withhold in its sole discretion. Landlord reserves the right to change the name of the Building without Tenant's consent and without any liability to Tenant.

33.  Recording.

         Neither Landlord nor Tenant shall record this Lease, nor a short form memorandum of this Lease, without the prior written consent of the other.

34.  Quitclaim.

         Upon any termination or expiration of this Lease pursuant to its terms, Tenant, at Landlord's request, shall execute, have acknowledged and deliver to Landlord a quitclaim deed of all Tenant's interest in the Premises, Building and Property created by this Lease.

35.  Notices.

         Any notice, demand or request required or desired to be given under this Lease shall be in writing sent to the address of the party specified in this Lease, and shall be given by hand delivery, electronic mail (e.g., telecopy), overnight courier service (e.g. Federal Express), or the United States mail, registered or certified, the postage prepaid. All notices shall be deemed to have been given when received at the address of the party to which it has been sent (or when such receipt is refused). As of the date of execution of this Lease, the addresses of Landlord and Tenant are as specified in the Basic Lease Information. Either party may change its address by giving notice of the change in accordance with this Section.

36.  Landlord's Exculpation.

         The term "Landlord," as used in this Lease, shall mean only the owner or owners (or lessee or lessees under any ground or underlying lease) of the Property at the time in question. Notwithstanding any other provision of this Lease, the liability of Landlord for its obligations under this Lease is limited solely to Landlord's interest in the Property as the same may from time to time be encumbered, and no personal liability shall at any time be asserted or enforceable against any other assets of Landlord or against the constituent shareholders, partners or other owners of Landlord, or the directors, officers, employees and agents of Landlord or such constituent shareholder, partner or other owner, on account of any of Landlord's obligations or actions under this Lease. Notwithstanding any other provision of this Lease, Landlord shall not be liable for any consequential damages or interruption or loss of business, income or profits, nor shall Landlord be liable for loss of or damage to artwork, currency, jewelry, bullion, unique or valuable documents, securities or other valuables, or for other property not in the nature of ordinary fixtures, furnishings and equipment. Wherever in this Lease Tenant (a) releases Landlord from any claim or liability, (b) waives or limits any right of Tenant to assert any claim against Landlord or to seek recourse against any property of Landlord or (c) agrees to indemnify Landlord against any matters, the relevant release, waiver, limitation or indemnity shall run in favor of and apply to Landlord, the constituent shareholders, partners or other owners of Landlord, and the directors, officers, employees and agents of Landlord and each such constituent shareholder, partner or other owner. In no event shall any shareholder, partner, member, officer, director or other constituent of Landlord or its direct or indirect constituents ever be personally liable for Landlord's obligations or liability under this Lease.

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


37.  Additional Structures.

         Any diminution or interference with light, air or view by any structure which may be erected on land adjacent to the Building shall in no way alter this Lease or impose any liability on Landlord.

38.  Consents and Approvals.

         Wherever the consent, approval, judgment or determination of Landlord is required or permitted under this Lease, except as expressly provided herein Landlord may exercise its sole discretion in granting or withholding such consent or approval or in making such judgment or determination. Whenever Tenant requests Landlord to take any action or give any consent or approval, Tenant shall reimburse Landlord for all of Landlord's costs incurred in reviewing the proposed action or consent (whether or not Landlord consents to any such proposed action), including, without limitation, reasonable attorneys' or consultants' fees and expenses, within ten (10) days after Landlord's delivery to Tenant of a statement of such costs. If it is determined that Landlord failed to give its consent or approval where it was required to do so under this Lease, Tenant's sole remedy will be an order of specific performance or mandatory injunction of the Landlord's agreement to give its consent or approval. The review and/or approval by Landlord of any item shall not impose upon Landlord any liability for accuracy or sufficiency of any such item or the quality or suitability of such item for its intended use. Any such review or approval is for the sole purpose of protecting Landlord's interest in the Real Property, and neither Tenant nor any Tenant Party nor any person or entity claiming by, through or under Tenant, nor any other third party shall have any rights hereunder by virtue of such review and/or approval by Landlord.

39.  Renewal Option.

         a. Tenant shall have the option to renew this Lease for one (1) additional term of five (5) years, commencing upon expiration of the initial Term. Such renewal option must be exercised, if at all, by written notice given by Tenant to Landlord not later than [...***...] prior to expiration of the initial Term. Notwithstanding the foregoing, this renewal option shall be null and void and Tenant shall have no right to renew this Lease if on the date Tenant exercises such renewal option or on the date immediately preceding the commencement date of the renewal period (i) the original Tenant named under this Lease in the Basic Lease Information is not in occupancy of at least [...***...] of the entire Premises then demised hereunder or such Tenant does not intend to continue to occupy at least [...***...] of the entire Premises then demised hereunder (but intends to assign this Lease or sublet the Premises in whole or in part such that such occupancy requirement will not be met), or (ii) Tenant is in default of any of its obligations under this Lease. For purposes of this Lease, the term "occupancy" means physical occupancy for the conduct of Tenant's business, and, without limitation, Tenant shall not be deemed in occupancy of any space it has subleased or otherwise vacated.

                  If Tenant exercises such renewal option, then during the renewal term all of the terms and conditions set forth in this Lease as applicable to the Premises during the initial term shall apply during the renewal term, except that (i) Tenant shall have no further right to renew this Lease, (ii) Tenant shall take the Premises in their then "as-is" state and condition and Landlord shall have no obligation to make or pay for any improvements to the Premises, and (iii) the monthly Base Rent payable by Tenant for the Premises shall be the "fair market rent" for the Premises, based upon the terms of this Lease, as renewed. For purposes of this Section 39, the term "fair market rent" shall mean the rental rate for comparable space

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under primary lease (and not sublease) to new tenants, taking into consideration all relevant characteristics of the space, including existing improvements [...***...], situated in comparable buildings in comparable business parks in
the  Comparable  Market  (as  defined  in  Section  5.b.  above),   taking  into
consideration the then-prevailing ordinary rental market practices with respect to tenant concessions (if any) (e.g. not offering extraordinary rental, promotional deals and other concessions to tenants which deviate from what is the then-prevailing ordinary practice in an effort to alleviate cash flow problems, difficulties in meeting loan obligations or other financial distress, or in response to a greater than average vacancy rate). Fair market rent shall include the periodic rental increases, if any, that would be included for space leased for the renewal period. The fair market rent shall be mutually agreed upon by Landlord and Tenant in writing within the thirty (30) calendar day period commencing three (3) months prior to commencement of the renewal period. If Landlord and Tenant do not agree upon the fair market rent within said thirty
(30) day period, then the fair market rent shall be established by appraisal in accordance with the procedures set forth in Exhibit E attached hereto.

         b. Notwithstanding anything in the foregoing or in Exhibit E to the contrary, in no event shall the Base Rent during the renewal period be less than the Base Rent payable by Tenant for the month immediately preceding the commencement of the renewal period (without regard to any temporary abatement of rental then in effect pursuant to the provisions of this Lease).

40.  Right of First Offer.

         a. Commencing as of [...***...], Tenant shall have a continuing right of first offer to lease any increment of space of more than [...***...] rentable square feet in the Property which thereafter becomes "available for lease" during the Term, subject to the provisions of this Section 40. Without limitation, an increment of space shall not be deemed "available for lease" if
(i) the tenant under an expiring lease of such space desires to renew or extend its lease of such space pursuant to the exercise of a right or option to do so which was granted (A) in such party's lease of such space as originally executed, or (B) in any amendment adding such space to such party's lease after such lease was executed, if such space was first offered to Tenant pursuant to this Section 40 and Tenant did not timely and validly exercise its right to lease such space, or (ii) if any tenant of the Property has an option or right of first offer or refusal or other right to lease such space pursuant to the exercise of a right or option to do so which was granted (A) in such party's lease of space in the Property as originally executed, or (B) in any amendment adding space to such party's lease after such lease was executed, if the subject space is contiguous to such added space, and the added space and the rights to such subject space were first offered to Tenant pursuant to this Section 40 and Tenant did not timely and validly exercise its right to lease such space. Each increment of space as to which Tenant has the foregoing right of first offer is referred to herein as a "First Offer Increment".

         b. Landlord shall give Tenant written notice ("Landlord's Availability Notice)" of each First Offer Increment within thirty (30) days after such First Offer Increment becomes available for lease, or, if sooner, within thirty (30) days after Landlord shall be in a position to estimate when such First Offer Increment will become available for lease. Landlord's Availability Notice shall identify the First Offer Increment and specify the availability date (or estimated availability date) of the First Offer Increment.

         c. If Tenant elects to lease the First Offer Increment, Tenant shall so notify Landlord in writing within ten (10) Business Days after Tenant's receipt of Landlord's Availability Notice. If Tenant

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does not  exercise  its right to lease a First Offer  Increment  within such ten
(10) Business Day period, then for the one (1) year period following Landlord's Availability Notice (as such period shall be extended, by Landlord's written notice to Tenant, to conclude any then pending negotiations between Landlord and a prospective tenant of the First Offer Increment) Landlord shall be released of its obligation to offer or lease such First Offer Increment to Tenant, Tenant shall have no rights with respect thereto, and the provisions of this Paragraph 40 shall not again apply to that First Offer Increment unless the First Offer Increment again becomes "available for lease" or remains "available for lease", as the case may be, after the expiration of such one (1) year period (as extended as described above).

         d. Upon Tenant's election to lease a First Offer Increment, Landlord and Tenant shall promptly enter into an amendment of this Lease, adding such First Offer Increment to the Premises on all the terms and conditions set forth in this Lease as to the Premises then demised hereunder, except that (i) the term of the lease to Tenant of such First Offer Increment shall commence upon the availability date specified in Landlord's Availability Notice (but in no event sooner than thirty (30) days after the date of Landlord's Availability Notice) and shall continue coextensively with the remaining Term of this Lease and any extension thereof, (ii) the initial monthly Base Rent payable by Tenant for the First Offer Increment shall be the fair market rent for such space, as defined in Section 39 above (and such rent shall be subject to adjustment at the same time and in the same manner as the Base Rent for the balance of the Premises pursuant to Section 4.b. of this Lease), (iii) Tenant's Percentage Share shall be increased to take into account the First Offer Increment (such increase to be determined by dividing the rentable square footage of such First Offer Increment by the rentable square footage of the Buildings (as set forth in the Basic Lease Information), and (iv) Tenant shall take the First Offer Increment in its then "as-is" state and condition and Landlord shall have no obligation to make or pay for any improvements thereto. The fair market rent for the First Offer Increment shall be mutually agreed upon by Landlord and Tenant in writing within the thirty (30)-day period commencing with Tenant's notice to Landlord electing to lease such First Offer Increment, but no sooner than three
(3) months prior to the availability date (or estimated availability date) set forth in Landlord's Availability Notice. If Landlord and Tenant are unable to agree upon the fair market rent within such thirty (30)-day period, then the fair market rent shall be established by appraisal in accordance with the procedures set forth in Exhibit E to this Lease. If the fair market monthly rent for a First Offer Increment has not been established prior to the date the First Offer Increment is to be added to the Premises, then Tenant shall pay as monthly Base Rent for the First Offer Increment the amount produced by multiplying the rentable square footage of the First Offer Increment by the Rent Floor (as defined below) and, if the fair market monthly rent, as subsequently determined, exceeds the rent paid by Tenant for the First Offer Increment during the period prior to the date the fair market monthly rent was determined, Tenant shall pay the deficiency to Landlord within ten (10) days after such determination, and if the fair market rent, as subsequently determined, is less than the rent so paid by Tenant, Landlord shall credit Tenant's overpayment against Tenant's next accruing monthly Rent obligations with respect to the Premises. As used herein, "Rent Floor" means the Base Rent payable by Tenant (for all of the Premises then leased hereunder), as calculated on an average basis per rentable square foot of the Premises, for the full calendar month immediately preceding the calendar month in which the First Offer Increment is added to the Premises (without giving effect to any temporary rent abatements then in effect).

         e. If Tenant exercises the right of first offer granted herein, Landlord does not guarantee that the First Offer Increment will be available on the availability date stated in Landlord's Availability Notice, if the then existing occupants of the First Offer Increment shall hold-over, or for any other reason beyond

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


Landlord's reasonable control. In such event, as Tenant's sole recourse, the term of this Lease as to the First Offer Increment shall be delayed until Landlord legally delivers the same to Tenant.

         f. Notwithstanding the foregoing, if as of the date of Tenant's exercise of its right of first offer, or the date immediately preceding the date the lease term of the First Offer Increment is to commence, (i) Tenant is in default of any of its obligations under this Lease, or (ii) the original Tenant named under this Lease in the Basic Lease Information (A) is not in occupancy of at least [...***...] of the entire Premises then demised hereunder, or (B) does not intend to remain in such occupancy (but intends to assign this Lease or sublet the Premises in whole or in part such that such occupancy requirement will not be met), or (C) does not intend to occupy the entire First Offer Increment, following the commencement of the lease term of the First Offer
Increment, then in any such case Tenant shall have no right to lease the First Offer Increment and Tenant's exercise of its right of first offer as to such First Offer Increment shall be null and void. Tenant's right of first offer shall not be applicable during the last one (1) year of the Term unless and until Tenant shall validly exercise its renewal option, in which case Tenant's right of first offer shall terminate one (1) year prior to the expiration of the renewal term (unless earlier terminated as provided herein).

41.  Expansion Option.

         a. Tenant shall have an option (the "Expansion Option") to lease the ground floor of Building C of the Property (the "Expansion Space"), as shown on Exhibit A attached hereto, pursuant to the terms and conditions of this Section
41. Tenant shall exercise the Expansion Option, if at all, by written notice ("Tenant's Expansion Notice") thereof to Landlord on or prior to January 1, 2000. If Tenant does not timely exercise the Expansion Option, it shall expire and be of no force or effect, Landlord shall be released of its obligation to offer or lease the Expansion Space to Tenant pursuant to this Section 41, Tenant shall have no rights with respect thereto pursuant to this Section 41, and the provisions of this Section 41 shall terminate.

         b. Upon Tenant's timely exercise of the Expansion Option, Landlord and Tenant shall promptly enter into an amendment of this Lease, adding such Expansion Space to the Premises on all the terms and conditions set forth in this Lease as to the Premises then demised hereunder, except that (i) the term of the lease to Tenant of the Expansion Space shall commence on the date (the "Expansion Space Commencement Date") specified in Tenant's Expansion Notice, but in no event shall such date be earlier than thirty (30) days after the Commencement Date for the Phase II Premises or later than [...***...], and, subject to Section 41.c. below, Landlord shall deliver the Expansion Space to Tenant on such date with Landlord's Base Shell Work completed therein, (ii) the initial monthly Base Rent payable by Tenant for the Expansion Space shall commence [...***...] days after the Expansion Space Commencement Date, and shall be the fair market rent for such space, as defined in Section 39 above, except that such Base Rent commencement date and the other provisions of this Section 41 applicable to the Expansion Space shall be taken into account in determining such fair market rent (and such rent shall be subject to adjustment at the same time and in the same manner as the Base Rent for the balance of the Premises pursuant to Section 4.b. of this Lease), (iii) Tenant's Percentage Share shall be increased to take into account the Expansion Space (such increase to be determined by dividing the rentable square footage of such Expansion Space by the rentable square footage of the Buildings (as set forth in the Basic Lease Information). Without limitation of the foregoing, (x) the provisions of Section 4.a. above regarding the commencement of Base Rent shall apply to the Expansion Space, with each reference therein to a Phase

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being deemed a reference  to the  Expansion  Space,  and (y) the  provisions  of
Exhibit B to this Lease governing the Tenant Improvements shall fully apply to the Expansion Space, except that Landlord's Contribution with respect to the Expansion Space shall be $[...***...] (which equals $[...***...] per agreed rentable square foot of the Expansion Space). The fair market rent for the Expansion Space shall be mutually agreed upon by Landlord and Tenant in writing within the thirty (30)-day period commencing three (3) months prior to the Expansion Space Commencement Date. If Landlord and Tenant are unable to agree upon the fair market rent within such thirty (30)-day period, then the fair market rent shall be established by appraisal in accordance with the procedures set forth in Exhibit E to this Lease. If the fair market monthly rent for the Expansion Space has not been established prior to the date Base Rent commences with respect thereto, then Tenant shall pay as monthly Base Rent for the Expansion Space the amount produced by multiplying the rentable square footage of the Expansion Space by the Rent Floor (as defined below) and, if the fair market monthly rent, as subsequently determined, exceeds the rent paid by Tenant for the Expansion Space during the period prior to the date the fair market monthly rent was determined, Tenant shall pay the deficiency to Landlord within ten (10) days after such determination, and if the fair market rent, as subsequently determined, is less than the rent so paid by Tenant, Landlord shall
credit  Tenant's   overpayment  against  Tenant's  next  accruing  monthly  Rent obligations with respect to the Premises. As used herein, "Rent Floor" means the Base Rent payable by Tenant (for all of the Premises then leased hereunder), as calculated on an average basis per rentable square foot of the Premises, for the full calendar month immediately preceding the calendar month in which the Base Rent for the Expansion Space commences (without giving effect to any temporary rent abatements then in effect).

         c. If Tenant exercises the Expansion Option, Landlord does not guarantee that the Expansion Space will delivered to Tenant in the condition required hereunder on the date specified in Tenant's Expansion Notice pursuant to Section 41.b. above. In the event of any delivery after such date, as Tenant's sole recourse, the term of this Lease as to the Expansion Space shall be delayed until the date Landlord legally delivers the same to Tenant with Landlord's Base Shell Work completed therein.

         d. Notwithstanding the foregoing, if as of the date of Tenant's exercise of its Expansion Option, or the date immediately preceding the date the lease term of the Expansion Space is to commence, (i) Tenant is in default of any of its obligations under this Lease, or (ii) the original Tenant named under this Lease in the Basic Lease Information (A) is not in occupancy of at least [...***...] of the entire Premises then demised hereunder, or (B) does not intend to remain in such occupancy (but intends to assign this Lease or sublet the Premises in whole or in part such that such occupancy requirement will not be met), or (C) does not intend to occupy the entire Expansion Space, following the commencement of the lease term of the Expansion Space, or (D) has not leased the Phase II Premises pursuant to this Lease, then in any such case Tenant shall have no right to lease the Expansion Space and Tenant's exercise of the Expansion Option shall be null and void.

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                                       33

42.  Licensed Area.

         a. As used herein, the iLicensed Areai shall mean a portion of the Common Areas between Buildings B and C, containing approximately 1,700 square feet, in a location reasonably approved by Landlord; the "Generator" shall mean a [...***...] reasonably approved by Landlord; and the "Generator Facilities" shall mean the [...***...], all as reasonably approved by Landlord, together with any fuel or other Hazardous Materials contained therein. The Licensed Area shall not be part of the Premises for any purposes of the Lease; however, certain provisions of the Lease shall apply to the Licensed Area as if it were part of the Premises, as more particularly set forth below.

                  Landlord hereby grants to Tenant, as an appurtenance to the Premises, and for the term of the Lease (subject to earlier termination as hereinafter set forth), the right to use the Licensed Area, for the purpose of installing, maintaining and operating the Generator and the Generator Facilities, all in accordance with the remaining provisions of this Section 42. Tenant accepts the Licensed Area in its "as-is" condition. Landlord makes no representations respecting the Licensed Area or its suitability for operation of the Generator Facilities.

                  Tenant shall have the right to install the Generator Facilities in accordance with plans and specifications approved by Landlord, such approval not to be unreasonably withheld. Such installation (and any subsequent maintenance or testing activities with respect to the Generator Facilities) shall be governed by the provisions of Section 9 of this Lease (with each reference therein to the Premises being deemed a reference to the Licensed
Area), except that if the Generator Facilities are installed concurrently with the Tenant Improvements, the provisions of Exhibit B shall apply thereto to the extent inconsistent with said Section 9. Landlord expressly reserves the right to require that any installation, maintenance or testing activities be conducted at times other than normal business hours of the Property, so as to avoid interference with the activities of other occupants of the Property. Landlord also reserves the right to require Tenant to install and maintain throughout the term of the Lease such landscaping in or about the Licensed Area as Landlord shall require to hide the Generator Facilities from view and otherwise create a sightly condition consistent with the character of the balance of the Property.

                  Tenant shall not commence any installation or maintenance activities (or engage in any use of the Generator) until Tenant has demonstrated to Landlordis reasonable satisfaction that Tenant has obtained (and that there remain in full force and effect) all necessary governmental permits and approvals (including, without limitation, electrical wiring permits, fuel storage tank permits and the like) for the Generator Facilities. If at any time during the term of the Lease such permits or approvals shall expire and not be renewed, or if applicable laws, orders, rules, regulations or ordinances shall otherwise not permit the Generator Facilities to remain or be operated in the Licensed Area, or if there shall be any release of Materials upon the Licensed Area or any other portion of the Property (or upon adjacent lands) arising out of or in connection with the Generator Facilities, Tenant shall promptly remove the Generator Facilities in accordance with the provisions set forth below applicable to Tenant's removal of the Generator Facilities upon the expiration or earlier termination of the Lease.

                  The provisions of Section 13.a. of this Lease shall fully apply to Tenant's use of the Licensed Area and the installation, maintenance and operation of the Generator Facilities, all as if each reference in said Section 13.a. to the "Premises" were a reference to the "Licensed Area". Without limitation, the parties recognize that wiring, conduits and other elements of the Generator Facilities may

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*    Confidential Treatment Requested
run from the Licensed Area through other Common Areas and/or tenanted areas of the Property; and Tenant expressly agrees to indemnify, defend and save harmless Landlord and the other Indemnitees from and against all loss, costs, penalties, liability, damage and claims of whatever nature arising (or claimed to have arisen) from the installation, maintenance and operation of such wires, conduits and other facilities.

                  Tenant shall have the right to operate the Generator Facilities so as to provide electrical power to the Premises. However, (i) such right shall be exercised only when (and for so long as) the supply of electrical service to the Premises in the ordinary manner has been interrupted or as necessary to test the Generator Facilities, and (ii) Tenant shall not sell the electrical services of the Generator Facilities to any other party or otherwise use the Generator Facilities to provide electrical services to any other party or to any other portion of the Property.

                  A fire or other casualty or a taking by eminent domain affecting the Licensed Area or the Generator Facilities shall not affect the rights and obligations of Tenant under the Lease, and the Lease shall remain in full force and effect, without any abatement of any amounts payable to Landlord thereunder. Landlord shall be entitled to all compensation, damages, income, rent awards and interest thereon whatsoever which may be paid or made in connection with any taking of the Licensed Area, and Tenant shall have no claim against Landlord or any governmental authority for the value of any unexpired term of its rights to the Licensed Area; provided, however, that the foregoing shall not prohibit Tenant from prosecuting a separate claim against the taking authority for an amount separately designated for the Generator Facilities, so long as any award to Tenant will not reduce the award to Landlord.

                  Throughout  the Term,  Tenant  shall  maintain  the  Generator
Facilities (including the fencing and landscaping surrounding the Licensed Area) in a safe, operable and sightly condition, and observe all rules and regulations promulgated by Landlord pursuant to this Lease, as applicable to the Generator Facilities and Tenant's use and maintenance thereof. The Generator Facilities shall be and remain Tenant's property throughout the term of the Lease, and upon the expiration or earlier termination of the Lease, Tenant shall remove the Generator Facilities, and shall restore the Licensed Area and all other portions of the Property affected by the installation and removal of the Generator Facilities, to substantially the condition which existed prior to such installation and removal.

                  Landlord shall have the right, from time to time, as required by applicable Legal Requirements, to require Tenant to temporarily or permanently relocate the Licensed Area to any other location within the Common Areas designated by Landlord. Such right shall be exercised by not less than one hundred eighty (180) days prior written notice to Tenant, provided, however that if applicable Legal Requirements shall require such relocation to be performed prior to the expiration of one hundred eighty (180) days after Landlord's notice, then Landlord's required notice period shall be shortened to the longest period allowable to comply with such Legal Requirements. If such right shall be exercised, then Tenant, at its sole cost and expense, shall relocate the Generator and all other Generator Facilities to the location designated by Landlord on or prior to the expiration of such thirty (30) day period (or such longer period as Landlord shall set forth in its relocation notice). Such relocation shall be performed by Tenant in accordance with all provisions of this Lease applicable to the installation of the Generator Facilities in their original location. Tenant acknowledges that during any such relocation the Generator Facilities will be unavailable for Tenant's use, and Tenant releases Landlord and the other Indemnitees from any and all claims arising out of such unavailability.

                  If Landlord closes the Building and calls for its evacuation, or suggests that the Building be evacuated for any reason, including because of an electrical failure, and if one or more employee, agent, contractor, or other person acting on behalf of or at the request of Tenant or Tenant's affiliate(s) ("Tenant's Personnel") remains in or later enters the Building or the Premises during the evacuation period, then Tenant hereby waives all claims against Landlord and its constituent owners, agents, employees, officers and contractors (the "Indemnitees") for any injury incurred by any of Tenant's Personnel, or injury to property, due in whole or in part to Tenant's failure to evacuate all of Tenant's Personnel from the Premises and the Building. Further, Tenant will hold the Indemnitees harmless from and defend and indemnify them against any and all claims, liabilities, damages or costs, including reasonable attorney's fees, incurred by them due to injury to person or property as a direct or indirect result of Tenant's Personnel remaining in the Premises or the Building during such evacuation period.

                  To the maximum extent practicable and applicable (but subject to the other provisions set forth in this Section 42), the obligations of Tenant, and the rights of Landlord, under the Lease shall be applied to the Licensed Area, all as if the Licensed Area were included in the Premises.

         b. Tenant shall not use any portion of the Licensed Area for the Handling of Hazardous Materials without the express written prior consent of Landlord, and then only to the extent that the presence of the Hazardous Materials is (i) properly licensed and approved by all appropriate governmental officials and in accordance with all applicable Legal Requirements and (ii) in compliance with any terms and conditions stated in said prior written approval by Landlord. Tenant shall promptly provide Landlord with copies of all notices received by it, including, without limitation, any notice of violations, notice of responsibility or demand for action from any federal, state or local authority or official in connection with the presence of Hazardous Materials in or about the Licensed Area or any other portion of the Property. In the event of any release of Hazardous Materials upon the Licensed Area or any other portion of the Property, or upon adjacent lands, if caused by Tenant or any other Tenant Party, Tenant shall promptly remedy the problem in accordance with all applicable Legal Requirements. The provisions of Section 8.d. of this Lease, including, without limitation, Tenant's indemnification obligations thereunder, shall fully apply to Tenantis use of the Licensed Area and the installation, maintenance and operation of the Generator Facilities, all as if each reference in said Section 8.d. to the "Premises" were a reference to the "Licensed Area". The provisions of this Section 42.b., and the other indemnities granted by Tenant in this Section 42, shall survive the expiration or earlier termination of the Lease.

43.  General.

         a. Captions. The captions and headings used in this Lease are for the purpose of convenience only and shall not be construed to limit or extend the meaning of any part of this Lease.

         b. Time. Time is of the essence for the performance of each term, condition and covenant of this Lease.

         c. Severability. If any provision of this Lease is held to be invalid, illegal or unenforceable, the invalidity, illegality, or unenforceability shall not affect any other provision of this Lease, but this Lease shall be construed as if the invalid, illegal or unenforceable provision had not been contained herein.

         d. Choice of Law; Construction. This Lease shall be construed and enforced in accordance with the laws of the State of California. The language in all parts of this Lease shall in all cases be construed as a whole according to its fair meaning and not strictly for or against either Landlord or Tenant.

         e. Gender; Singular, Plural. When the context of this Lease requires, the neuter gender includes the masculine, the feminine, a partnership or corporation or joint venture, and the singular includes the plural.

         f. Binding Effect. The covenants and agreements contained in this Lease shall be binding on the parties hereto and, subject to Section 14 above, on their respective successors and assigns.

         g. Waiver. The waiver of Landlord of any breach of any term, condition or covenant of this Lease shall not be deemed to be a waiver of the provision or any subsequent breach of the same or any other term, condition or covenant of this Lease. The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach at the time of acceptance of the payment. No covenant, term or condition of this Lease shall be deemed to have been waived by Landlord unless the waiver is in writing signed by Landlord.

         h. Entire Agreement. This Lease is the entire agreement between the parties, and supersedes all prior agreements, including letters of intent, between them, and there are no agreements or representations between the parties except as expressly set forth herein. Except as otherwise provided herein, no subsequent change or addition to this Lease shall be binding unless in writing and signed by the parties hereto.

         i. Waiver of Jury. Tenant and Landlord hereby waive any right they may have to a jury trial in the event of litigation between Tenant and Landlord pertaining to this Lease. Landlord and Tenant agree that this paragraph constitutes a written consent to waiver of trial by jury within the meaning of California Code of Civil Procedure Section 631(a)(2), and Tenant does hereby authorize and empower Landlord to file this paragraph and or this Lease, as required, with the clerk or judge of any court of competent jurisdiction as a written consent to waiver of jury trial.

         j. Counterparts. This Lease may be executed in counterparts, each of which shall be an original, and all of which together shall constitute but one instrument.

         k. Exhibits. The Basic Lease Information and all schedules and exhibits attached hereto are hereby incorporated herein and made an integral part hereof.

         l.  Addendum.   The  Addendum,   if  any,  attached  hereto  is  hereby
incorporated herein and made an integral part hereof.

                  IN WITNESS WHEREOF, the parties have executed this Lease on the dates set forth below, effective as of the date first above written.


Landlord:                                          Tenant:

SimFirst, L.P.,  a California                      Lynx Therapeutics, Inc.,
limited partnership                                a Delaware corporation

By: Simeon Commercial Properties,
                                                   By: /s/ Sam Eletr
                                                       -------------------------
By:  /s/ Curt Setzer
     -------------------------                     Its:  Chief Executive Officer
                                                         & Chairman of the Board


Its: Vice President                                By: /s/ Ed Albini
    ---------------------------                        -------------------------
                                                   Its:  Chief Financial Officer

                                   SCHEDULE 1

                                    BASE RENT

PHASE I:

From the Phase I Rent  Commencement Date until the
day before the Phase II Rent Commencement Date:              $[...***...]

From the Phase II Rent  Commencement  Date through
the  day   before   the   Expansion   Space   Rent
Commencement  Date  or,  if the  Expansion  Option
shall   not   have   been    exercised,    through
[...***...]:                                                 $[...***...]

From the Expansion  Space Rent  Commencement  Date
or, if the  Expansion  Option  shall not have been
exercised,    from   [...***...],    through   the
expiration of the [...***...]  full calendar month
after the Phase I Rent Commencement Date:                    $[...***...]

From  the  first  day  of  the  [...***...]   full
calendar month after the Phase I Rent Commencement
Date  through the  expiration  of the  [...***...]
full  calendar   month  after  the  Phase  I  Rent
Commencement Date:                                           $[...***...]

Thereafter:                                                  As per Section 4.b.
                                                             of the Lease.

PHASE II:

From the Phase II Rent  Commencement  Date through
the  expiration of the  [...***...]  full calendar
month  after the Phase I Rent  Commencement  Date:           $[...***...]

From  the  first  day  of  the  [...***...]   full
calendar month after the Phase I Rent Commencement
Date through the  expiration  of the  thirty-sixth
full  calendar   month  after  the  Phase  I  Rent
Commencement Date:                                           $[...***...]

Thereafter:                                                  As per Section 4.b.
                                                             of the Lease.

EXPANSION SPACE:                                             As per Section 4.b.
                                                             of the Lease.


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*    Confidential Treatment Requested

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                                    EXHIBIT A
                              PREMISES DESIGNATION

                                  [MAP GRAPHIC]

                                   EXHIBIT A-1

                               PROPERTY SITE PLAN

                                  [MAP GRAPHIC]

                                    EXHIBIT B

                               TENANT IMPROVEMENTS

1.   Tenant Improvements.

         a. Plans. Improvements shall be constructed in the Premises [n accordance with this Paragraph 1. Prior to the commencement of any construction in the Premises by Tenant, Tenant shall furnish to Landlord for Landlord's review and approval (which approval shall not be unreasonably withheld) detailed layout plans and finish specifications (the "Space Plans") prepared by an architect reasonably acceptable to Landlord. The Space Plans shall show all of the improvements which Tenant desires to be constructed in the Premises, and all such improvements shall comply with all applicable building codes and other legal requirements. The Space Plans shall separately note any proposed structural work or extraordinary or supplemental electrical, plumbing or HVAC requirements, and shall contain such detail and specifications as would permit a general contractor to obtain preliminary estimates of the cost of performing all work shown thereon. The Space Plans shall identify any "Iong4ead" materials (as described in Paragraph 1.e. below) then known by Tenant or Tenant's architect. Provided that Landlord shall have received copies of all prior drafts and interim copies of the proposed Space Plans, Landlord shall respond to the Space Plans within five (5) Business Days of its receipt thereof. Tenant shall respond promptly to any reasonable objections of Landlord to the Space Plans and shall resubmit appropriately revised Space Plans prepared by Tenant's architect within ten (10) Business Days of Tenant's receipt of Landlord's objections. The Space Plans, as finally approved in writing by Landlord, shall be referred to herein as the "Final Space Plans." Within thirty (30) days of the date Landlord approves in writing the Space Plans, Tenant shall furnish to Landlord for Landlord's review and approval (which shall not be unreasonably withheld) working plans and specifications, and a schedule and budget for the construction (collectively, the "Working Drawings") prepared by Tenant's architect for all of the improvements which Tenant desires to be constructed in the Premises. The Working Drawings shall show improvements that conform to the Final Space Plans (except to the extent specifically noted therein or in accompanying specifications) and shall be in sufficient detail as to enable the general contractor for the work to obtain all necessary governmental permits for construction of all of the improvements and to secure complete bids from qualified contractors to perform the work for all of the improvements to be constructed in the Premises. Landlord shall respond to the Working Drawings within ten (10) Business Days of its receipt thereof. Tenant shall respond promptly to any reasonable objections of Landlord to the Working Drawings and shall resubmit appropriately revised Working Drawings prepared by Tenant's architect within ten (10) Business Days of Tenant's receipt of Landlord's objections. (The Working Drawings, as approved in writing by Landlord, as revised by Tenant from time to time with Landlord's written approval in accordance with the following provisions of this Paragraph 1, are hereinafter called the "Final Plans", and the improvements to be performed in accordance with the Final Plans are hereinafter called the "Tenant Improvements").

         b. Construction by Tenant's Contractor. Landlord and Tenant acknowledge that a general contractor selected by Tenant ("Tenant's Contractor") shall construct the Tenant Improvements. The following provisions shall apply to the construction:

                  i.  Approval.   Tenant's   Contractor   shall  be  subject  to
Landlord's prior written approval, which approval shall not be unreasonably withheld or delayed.

                  ii. Qualifications. Tenant's Contractor shall (I) have substantial recent experience in the construction of' tenant improvements in comparable buildings in comparable business parks in the greater San Francisco Bay Area, (2) be licensed by the State of California (as evidenced by Tenant's submission to Landlord of' Tenant's Contractor's state license number), (3) utilize only union labor on the construction of the Tenant Improvements, (4) have the capacity. to be bonded by a recognized surety company to assure full performance of the construction contract for the work shown on the Final Plans (as evidenced by Tenant's submission to Landlord of a commitment or other writing satisfactory to Landlord issued by a recognized surety company confirming that Tenant's Contractor is bondable for construction projects having a contract price not less than the contract price under the construction contract for the Tenant Improvements), and (5) have the capacity to meet all of the requirements of Paragraph 1.d.iii. below (as evidenced by Tenant's submission to Landlord of documentation satisfactory to Landlord).

                  iii. Requirements. Tenant shall be responsible for Tenant's Contractor, subcontractors, suppliers and materialmen (A) obtaining Landlord's prior written approval (which Landlord shall not unreasonably withhold or delay) of all subcontractors and labor to be utilized in the performance of such construction work, (B) obtaining all necessary governmental permits and approvals in connection with all construction work shown on the Final Plans (and Landlord shall have no responsibility whatsoever in connection with obtaining the same), (c) furnishing to Landlord, prior to the commencement of any construction in the Premises, certificates evidencing comprehensive public liability insurance with limits per occurrence of not less than $[...***...] with an additional $[...***...] umbrella policy, and property damage insurance with limits per occurrence of not less than $[...***...], covering Tenant's Contractor's and subcontractors' operations in the Premises and the Building (including any liability arising out of work involving Hazardous Materials) and builders' risk insurance providing coverage in an amount equal to the full value of the Tenant Improvements upon completion thereof, and with respect to all such insurance naming Landlord as an additional insured, and upon Landlord's request also naming any or all of the Indemnitees (as defined in Section 13. a. of the Lease) as additional insureds, (D) performing the construction work in accordance with the reasonable standards and procedures which Landlord may promulgate from time to time for the safe and orderly progress of construction (the "Construction Procedures"), and (E) performing the construction work in a good and workmanlike manner and in accordance with applicable Legal Requirements and in such manner as to preclude disturbance of other tenants and occupants of the Buildings and, with respect to any work the sound levels or other effects of which would disturb other tenants or occupants of the Buildings, performing such work during other than business hours. Landlord shall have no responsibility for furnishing any security services in or about the Building or Premises to safeguard Tenant's construction of the Tenant Improvements or materials in connection therewith.

                  iv. Construction: Changes. Prior to commencement of construction of the Tenant Improvements Tenant shall enter into a contract with Tenant's Contractor for construction of the Tenant Improvements and deliver a copy thereof to Landlord and Tenant shall cause Tenant's Contractor to promptly commence and diligently pursue to completion the Tenant Improvements. The Tenant Improvements shall be constructed by Tenant's Contractor in conformance with the Final Plans. In the event that Tenant shall desire any change in or to the Final Plans, is such change shall affect the Building Systems or the Base Building Components, or materially alter the design layout of the Premises from that previously approved by Landlord, Tenant shall submit to Landlord for Landlord's review and written approval a copy of the change order prepared by Tenant's architect or Tenant's Contractor with respect to such Change (the "Change Order"), together with revised Working Drawings prepared by Tenant's architect incorporating the requested change and clearly identifying the same as such on the revised Working Drawings. Landlord shall not unreasonably withhold or delay its approval of the Change Order


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*    Confidential Treatment Requested
or revised Working Drawings, provided, however, that Landlord shall have at least five (5) Business Days after receipt thereof to review any proposed Change. Upon completion of the Tenant Improvements, Tenant shall deliver to Landlord "CAD" as-built plans of the Tenant Improvements.

                  v. Concurrent Work. Landlord and Tenant acknowledge and agree that the Premises shall be delivered to Tenant for construction of the Tenant Improvements at such time as Landlord shall determine after substantial completion of Landlord's Base Shell Work but prior to completion of all of Landlord's Work (as such terms are defined below); provided, however, that in no event shall Landlord be required to deliver the Premises to Tenant until such time as Landlord shall reasonably determine that construction of the Tenant Improvements will not likely delay or interfere with Landlord's Work or increase the cost of Landlord's Work. Landlord and Tenant shall cooperate and cause their respective contractors to cooperate in coordinating their respective work so as to allow completion of the same in a timely and cost efficient manner. In the event of irreconcilable conflicts regarding scheduling of the work or utilization of Building resources in connection with the work, Landlord's Work shall have priority.

                  vi. Substantial Completion. "Substantial Completion" of the Tenant Improvements shall be deemed to have occurred when, in Landlord's reasonable judgment, Tenant's Contractor has substantially completed construction of the Tenant Improvements, subject only to the completion of "Punch List Items". Punch List Items shall mean incomplete or defective work or materials in the Tenant Improvements which do not materially impair Tenant's use of the Premises for the conduct of Tenant's business therein.

         c. Landlord's Work. Landlord shall perform the work to the Building and the Premises identified on Schedules I attached hereto (collectively, "Landlord's Work"). The portion of Landlord's Work required to construct a water tight building shell (i.e. exterior walls, floor slabs, and roof) is referred to herein as "Landlord's Base Shell Work". Landlord's Work shall be performed at Landlord's sole cost and expense (except for any costs resulting from Tenant Delays) by such general contractor as Landlord shall determine. Landlord's Work shall be performed in a good and workmanlike manner and in accordance with applicable Legal Requirements. Tenant acknowledges that the plans and specifications for Landlord's Work have been prepared on the basis of certain information previously furnished by Tenant with respect to the Tenant Improvements, and that any changes to Landlord's Work or increase in the cost thereof or delay in the completion thereof required by reason of the Tenant improvements shall constitute "Tenant Delays" as set forth below and shall be Tenant's sole responsibility.

         d. Early Entry. In the event that Landlord shall allow Tenant to enter any portion of the Premises prior to the commencement of the term of this Lease as to such portion, for purposes of measuring or inspecting the Premises, Tenant's Contractor's construction of the Tenant Improvements, or for purposes of Tenant's installation of furniture, fixtures, electronic communication equipment, telephones or other equipment, or for any other purposes, the provisions of Section 13 of the Lease, entitled Indemnity and Insurance, shall apply in full to such space, and Tenant shall be solely responsible for all such furniture, fixtures and equipment and for any loss or damage thereto from any cause whatsoever. Such early access shall be granted in Landlord's sole discretion. Without limitation, in no event will Landlord grant such early access or installation if Landlord shall determine that the same might delay or interfere with Landlord's Work or increase the cost of Landlord's Work.

         e. Tenant Delays. Tenant shall be responsible for, and shall pay to Landlord, any and all costs and expenses (including lost rent) incurred by Landlord in connection with the following, or by reason of any delay in the commencement or completion of Landlord's Work or in Landlord's timely delivery of any Phase of the Premises caused by the following: (i) the failure of Tenant to submit the Space Plans, Final Space Plans, Working Drawings or Final Plans to Landlord by the dates or within the time periods set forth in Paragraph 1.a. above, or the failure of the Space Plans, Final Space Plans, Working Drawings or Final Plans to meet the applicable requirements of Paragraph l.a. above, (ii) any changes in the Space Plans, Working Drawings or Final Plans, after submission thereof to Landlord (including any costs or delays resulting from proposed changes that are not ultimately made), (iii) any failure by Tenant to promptly respond to inquiries regarding the construction of the Tenant Improvements or Landlord's Work or to promptly grant Tenant's approval of materials or finishes for the Tenant Improvements or Landlord's Work, (iv) any failure by Tenant to timely pay any amounts due from Tenant hereunder (it being acknowledged that if Tenant falls to make or otherwise delays making such payments, Landlord may stop Landlord's Work rather than incur costs which Tenant is obligated to fund but has not yet done so and any delay from such a work stoppage will be a Tenant Delay), (v) any failure of Tenant's Contractor to promptly commence and diligently pursue to completion the Tenant Improvements after Landlord's delivery of the Premises to Tenant, (vi) any interference by Tenant with the construction of Landlord's Work, or (vii) any other delay requested or caused by Tenant, including, without limitation, any delay caused by Tenant's early entry into any portion of the Premises pursuant to Section 2.d. of the Lease. Each of the foregoing is referred to herein and in the Lease as a "Tenant Delay".

                  Landlord shall notify Tenant in writing of any Tenant Delay (identifying the nature of the Tenant Delay) as soon as reasonably practicable after Landlord becomes actually aware of such Tenant Delay, together with Landlord's then good faith estimate of the probable duration of such Tenant Delay.

         f. Cost of Improvements. The cost of the construction and installation of the Tenant Improvements shall be borne as follows:

                  i. Landlord shall pay the entire cost of Landlord's Work (as described in Paragraph l.c. above), including costs of obtaining permits for the same. Landlord shall also pay the Improvement Tax (as defined below') in connection with Landlord's Work and the Tenant Improvements, up to the amount of $1.44 per rentable square foot of the Premises.

                  ii. Tenant shall pay the entire cost of the Tenant Improvements (including, without limitation, the Construction Operations Fee as described in Paragraph 1.f.ii.C. below, costs of permits and other governmental fees, and the portion of the City of Hayward Interim Supplemental Building Construction and Improvement Tax (the "Improvement Tax") in excess of $1.44 per rentable square foot of the Premises), except that in addition to the sums referenced in clause i. above, Landlord shall contribute toward the total cost of the construction and installation of the Tenant Improvements an amount not to exceed the product of [...***...] times the number of rentable square feet comprising the Rentable Area of the Premises ("Landlord's Contribution"). The following provisions shall govern the payment of Landlord's Contribution:

              A. Disbursement Schedule: Installments. Landlord shall disburse Landlord's Contribution in two installments. The first installment shall be disbursed at the mid-point of the schedule for the construction of the Tenant Improvements. The second installment shall be disbursed on completion of the Tenant Improvements, but in no event prior to the date on which Tenant shall commence paying rent under the Lease. Landlord's obligation to disburse each installment shall be further subject to the following conditions.


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*    Confidential Treatment Requested

              B. Disbursement of Landlord's Contribution. Landlord shall disburse Landlord's Contribution directly to Tenant's Contractor, and/or to the applicable subcontractors, and/or to Tenant, as Landlord shall determine, upon receipt of (x) invoices of Tenant's Contractor to be furnished to Landlord by Tenant covering work actually performed, construction in place and materials incorporated into the construction (as may be applicable) describing in reasonable detail such work, construction and/or materials, (y) lien waivers executed by Tenant's Contractor, subcontractors or suppliers, as applicable, for their portion of the work covered by the requested disbursement and by Landlord's previous disbursements (all such waivers to be in the forms prescribed by California Civil Code Section 3262). No payment will be made for materials or supplies not incorporated into the construction, regardless of whether the materials or supplies are located on the Premises. Landlord may withhold the amount of any and all retentions provided for in original contracts or subcontracts until expiration of the applicable lien periods or Landlord's receipt of unconditional lien waivers and full releases upon final payment (in the form prescribed by California Civil Code Section 3262) from Tenant's Contractor and all subcontractors and suppliers.

              C. Construction Operations Fee. Landlord shall retain from the amount of Landlord's Contribution, in the manner described below, an aggregate sum equal to [...***...] of the total cost of the construction and installation of the Tenant Improvements (which cost of the construction and installation shall. include architectural and engineering fees but shall not include permit fees or the Improvement Tax) (the "Construction Operations Fee") as compensation to Landlord for review of plans, specifications and budgets, coordinating the schedule for construction of the Tenant Improvements with any other work to the Building or other tenants' premises therein, review and qualification of Tenant's Contractor for work in the Building, monitoring Tenant's and Tenant's Contractor's compliance with the Construction Procedures (but without limiting Tenant's liability for any noncompliance), and for other miscellaneous costs incurred by Landlord as a result of the construction work not otherwise reimbursable by Tenant hereunder. Other costs reimbursable by Tenant shall include, without limitation, the reasonable out of pocket costs paid by Landlord to its architect and engineer to review the plans and specifications submitted by Tenant pursuant to the foregoing provisions. At the time Landlord makes any disbursement of Landlord's Contribution, Landlord shall retain from Landlord's Contribution, as a partial payment of the Construction Operations Fee and other reimbursable costs, a proportionate amount of the Construction Operations Fee and such costs based upon Landlord's reasonable estimate of the amount required to be withheld from such disbursement in order to ensure that the entire Construction Operations Fee and such costs are retained over the course of construction on a prorata basis. At such time as Landlord's Contribution has been entirely disbursed, if the entire Construction Operations Fee and reimbursable costs have not yet been paid to Landlord, Tenant shall pay to Landlord a prorate portion of each payment made by Tenant on account of the Tenant Improvements in order to ensure that the balance of the Construction Operations Fee and such costs are paid to Landlord over the course of construction on a prorata basis.

              D. Certain Costs. Portions of Landlord's Contribution may, at Tenant's election, be applied toward Tenant's architectural fees in connection with the design and construction of the Tenant Improvements, including the costs of producing the Space Plans, Working Drawings and Final Plans; provided, however that the portion of Landlord's Contribution applied to such fees may not exceed [...***...] per rentable square foot of the Rentable Area of the applicable Phase of the Premises. Landlord shall reimburse Tenant for such fees (or, if Tenant so notifies Landlord in writing, will make payments directly to Tenant's architect, engineer or vendor) within thirty (30) days after Landlord's receipt of copies of receipted invoices and such other evidence as Landlord shall reasonably require coveting the same, but


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*    Confidential Treatment Requested
in no event prior to the date Tenant shall commence construction of the Tenant Improvements. In no event may any portions of Landlord's Contribution be applied towards the costs of Tenant's engineering fees, or personal property, equipment or furniture, or towards rent due under this Lease.

              E. Entire Premises to be Improved. Tenant acknowledges that Landlord's Contribution is to be applied to the Tenant Improvements (and the architectural costs described above) covering the entire Premises. If Tenant does not improve the entire Premises, then, without limitation of any other rights or remedies of Landlord hereunder, Landlord's Contribution shall be adjusted on a prorata per rentable square foot basis to reflect the number of rentable square feet actually being improved.

              F. Evidence of Costs. No later than ninety (90) days after the Rent Commencement Date, Tenant shall deliver a final as-built cost budget of the Tenant Improvements, certified by an officer of Tenant, together with evidence of such costs such as receipts and construction invoices.

              G.   Provisions   Applicable   to  Phases.   Landlord  and  Tenant
acknowledge that the Phase I Premises and the Phase II Premises will be delivered and improved at different times in accordance with the provisions of the Lease. Accordingly, the foregoing provisions shall apply separately as to each Phase of the Premises, and where the foregoing provisions refer to the "Premises", such reference shall be deemed a reference to the applicable Phase of the Premises.

                                   SCHEDULE I

Outline Specification prepared by Cabak Rooney Jordan Associates for Mr. Eden Business Park, Phase I dated October 18, 1997, revised January 16, 1998 amended as follows:

1.   [...***...].
2.   [...***...].
3.   [...***...].
4.   [...***...].
5.   [...***...].

Drawings prepared by Cabak Rooney Jordan Associates for Mt. Eden Business Park, Sheets A-l, 2, 10, 11, 12, 13, 17, 18.


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*    Confidential Treatment Requested

                                    EXHIBIT C

                          COMMENCEMENT DATE MEMORANDUM


LANDLORD:             ____________________________________

                      ____________________________________

TENANT:               ____________________________________

                      ____________________________________

LEASE DATE:           ____________________________________

PREMISES:             ____________________________________

                      ____________________________________

                      ____________________________________



Pursuant to Section 2.d. of the above-referenced Lease, the Commencement Date of Phase __ of the Premises is hereby established as_____________, 19__, the Rent Commencement Date of Phase __ of the Premises is hereby established as_____________, 19__, and the Expiration Date for all of the Premises demised under the Lease is hereby established as _____________, 200_.


                      LANDLORD:


                      _______________________________
                      a _____________________________


                      By ____________________________
                        Its _________________________



                      TENANT:

                      _______________________________
                      a _____________________________


                      By ____________________________
                        Its _________________________

                                    EXHIBIT D

                              RULES AND REGULATIONS



1. No sign, placard, picture, advertisement, name or notice shall be installed or displayed on any part of the outside or inside of the Building without the prior written consent of Landlord. Landlord shall have the right to remove, at Tenant's expense and without notice, any sign installed or displayed in violation of this rule. All approved signs or lettering on doors, windows and walls shall be printed, painted, affixed or inscribed at the expense of Tenant by a person chosen by Landlord, using materials of Landlord's choice and in a style and format approved by Landlord.

2. The directory of the Building will be provided exclusively for the display of the name and location of tenants, and Landlord reserves the right to exclude any other names therefrom. Tenant shall pay Landlord's standard charge for Tenant's listing thereon and for any changes by Tenant.

3. Except as consented to in writing by Landlord or in accordance with Building standard improvements, no draperies, curtains, blinds, shades, screens or other devices shall be hung at or used in connection with any window or exterior door or doors of the Premises. No awning shall be permitted on any part of the Premises. Tenant shall not place anything against or near glass partitions or doors or windows which may appear unsightly from outside the Premises.

4. Tenant shall not obstruct any sidewalks, halls, lobbies, passages, exits, entrances, elevators or stairways of the Building. No tenant and no employee or invitee of any tenant shall go upon the roof of the Building or make any roof or terrace penetrations. Tenant shall not allow anything to be placed on the outside terraces or balconies without the prior written consent of Landlord.

5. No Tenant shall invite to the Premises, or permit the visit of, persons in such numbers or under such conditions as to interfere with the use and enjoyment of the Common Areas of the Building by other tenants.

6.   Intentionally Deleted.

7. Landlord will furnish Tenant, free of charge, two (2) keys to Tenant's suite entrance. Landlord may make a reasonable charge for any additional keys and for having any locks changed. Tenant shall not make or have made additional keys without Landlord's prior written consent, and Tenant shall not alter any lock or install a new additional lock or bolt on any door of its Premises without Landlord's prior written consent. Tenant shall deliver to Landlord, upon the termination of its tenancy, the keys to all locks for doors on the Premises. If Tenant loses any keys furnished by Landlord, Tenant shall pay Landlord the cost of rekeying the Premises.

8. If Tenant requires telegraphic, telephonic, burglar alarm or similar services, it shall first obtain, and comply with, Landlord's instructions for their installation.

9. The elevator shall be available for use by all tenants in the Building, subject to reasonable scheduling as Landlord in its discretion shall deem appropriate. No equipment, materials, furniture, packages, supplies, merchandise or other property will be received in the Building or carried in the elevator except between the hours, in the manner and in the elevators as may be designated by Landlord.

10. Tenant shall not place a load upon any floor of the Premises which exceeds the maximum load per square foot which the floor was designed to carry and which is allowed by law. Tenant's business machines and mechanical equipment which cause noise or vibration which may be transmitted to the structure of the Building or to any space therein, and which is objectionable to Landlord or to any tenants in the Building, shall be placed and maintained by Tenant, at Tenant's expense, on vibration eliminators or other devices sufficient to eliminate noise or vibration.

11. Tenant shall not use or permit to be used in the Premises any foul or noxious gas or substance, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors or vibrations. No animal, except seeing eye dogs or other licensed disability assist animals when in the company of their masters, may be brought into or kept in the Building.

12. Tenant shall not use any method of heating or air-conditioning other than that supplied by Landlord, unless Tenant receives the prior written consent of Landlord.

13. Tenant shall cooperate fully with Landlord to assure the most effective operation of the Building's heating and air-conditioning and to comply with any governmental energy-saving rules, laws or regulations of which Tenant has actual notice. Tenant shall refrain from attempting to adjust controls other than room thermostats installed for Tenant's use.

14. All entrance doors to the Premises shall be left locked when the Premises are not in use, and all doors opening to public corridors shall be kept closed except for normal ingress and egress to and from the Premises.

15. Landlord reserves the right, exercisable without notice and without liability to Tenant, to change the name and street address of the Building.

16. Landlord reserves the right to exclude any person from the Building between the hours of 6:00 p.m. and 7:00 a.m. the following day, or any other hours as may be established from time to time by Landlord, and on Saturdays, Sundays and legal holidays, unless that person is known to the person or employee in charge of the Building and has a pass or is properly identified. Tenant shall be responsible for all persons for whom it requests passes and shall be liable to Landlord for all acts of those persons. Landlord shall not be liable for damages for any error in admitting or excluding any person from the Building. Landlord reserves the right to prevent access to the Building by closing the doors or by other appropriate action in case of invasion, mob, riot, public excitement or other commotion.

17. Tenant shall close and lock the doors of its Premises, shut off all water faucets or other water apparatus and turn off all lights and other equipment which is not required to be continuously run. Tenant shall be responsible for any damage or injuries sustained by other tenants or occupants of the Building or Landlord for noncompliance with this Rule.

18. The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be placed therein. The expense of any breakage, stoppage or damage resulting from any violation of this rule shall be borne by the tenant who, or whose employees or invitees, shall have caused it.

19. Tenant shall not install any radio or television antenna, loudspeaker or other device on the roof or exterior walls of the Building. Tenant shall not interfere with radio or television broadcasting or reception from or in the Building or elsewhere.

20. Tenant shall not cut or bore holes for wires in the partitions, woodwork or plaster of the Premises. Tenant shall not affix any floor covering to the floor of the Premises in any manner except as approved by Landlord. Landlord shall approve in writing the method of attachment of any objects affixed to walls, ceilings or doors in the Premises. Tenant shall repair, or be responsible for the cost of repair of any damage resulting from noncompliance with this Rule.

21. Tenant shall not install, maintain or operate upon the Premises any vending machine (other than vending machines primarily intended for use by Tenant's employees) without the prior written consent of Landlord.

22. Canvassing, soliciting and distributing handbills or any other written material and peddling in the Building are prohibited, and each tenant shall cooperate to prevent these activities.

23. Landlord reserves the right to exclude or expel from the Building any person who, in Landlord's judgment, is intoxicated or under the influence of liquor or drugs, or who is in violation of any of the Rules and Regulations of the Building.

24. Tenant shall store all its trash and garbage within its Premises. Tenant shall not place in any trash box or receptacle any material which cannot be disposed of in the ordinary and customary manner of trash and garbage disposal within the Building. All garbage and refuse disposal shall be made in accordance with directions issued from time to time by Landlord.

25. Use by Tenant of Underwriters' Laboratory approved equipment for brewing coffee, tea, hot chocolate and similar beverages and microwaving food shall be permitted, provided that the equipment and use is in accordance with all applicable federal, state, county and city laws, codes, ordinances, rules and regulations.

26. Tenant shall not use the name of the Building in connection with or in promoting or advertising the business of Tenant, except as Tenant's address, without the written consent of Landlord.

27. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency. Tenant shall be responsible for any increased insurance premiums attributable to Tenant's use of the Premises, Building or Property.

28. Tenant assumes any and all responsibility for protecting its Premises from theft and robbery, which responsibility includes keeping doors locked and other means of entry to the Premises closed.

29. Tenant shall not use the Premises, or suffer or permit anything to be done on, in or about the Premises, which may result in an increase to Landlord in the cost of insurance maintained by Landlord on the Building and Common Areas.

30. Tenant's requests for assistance will be attended to only upon appropriate application to the office of the Building by an authorized individual. Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord, and no employee of Landlord will admit any person (Tenant or otherwise) to any office without specific instructions from Landlord.

31. Tenant shall not park its vehicles in any parking areas designated by Landlord as areas for parking by visitors to the Building or other reserved parking spaces. Tenant shall not leave vehicles in the Building parking areas overnight, nor park any vehicles in the Building parking areas other than automobiles, motorcycles, motor driven or non-motor driven bicycles or four-wheeled trucks. Tenant, its agents, employees and invitees shall not park any one (1) vehicle in more than one (1) parking space.

32. The scheduling and manner of all Tenant move-ins and move-outs shall be subject to the reasonable discretion and approval of Landlord, and unless Tenant occupies the entire Building in which the move is taking place, move-ins and move-outs shall take place only after 6:00 p.m. on weekdays, on weekends, or at other times as Landlord may reasonably designate. Landlord shall have the right to approve or disapprove the movers or moving company employed by Tenant, and Tenant shall cause the movers to use only the entry doors and elevators designated by Landlord. If Tenant's movers damage the elevator or any other part of the Property, Tenant shall pay to Landlord the amount required to repair the damage.

33. The Premises shall not be used for the storage of merchandise, for washing clothes, for lodging or for any improper, objectionable or immoral purpose.

34. Tenant shall not use in any space or in the public halls of the Building, any hand trucks except those equipped with rubber tires and side guards or such other material-handling equipment as Landlord may approve. Tenant shall not bring any bicycles or other vehicles of any kind into the building.

35. Landlord shall have the right to control and operate the public portions of the Building, and the public facilities, heating and air conditioning, as well as facilities furnished for the common use of the tenants, in such manner as it deems best for the benefit of the tenants generally.

36. Landlord may waive any one or more of these Rules and Regulations for the benefit of Tenant or any other tenant, but no waiver by Landlord shall be construed as a waiver of the Rules and Regulations in favor of Tenant or any other tenant, nor prevent Landlord from thereafter enforcing the Rules and Regulations against any or all of the tenants of the Building.

37. These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of any lease of premises in the Building.

38. Landlord reserves the right to make other reasonable Rules and Regulations as, in its judgment, may from time to time be needed for safety and security, for care and cleanliness of the Building and for the preservation of good order therein. Tenant agrees to abide by all Rules and Regulations hereinabove stated and any additional rules and regulations which are adopted.

39. Tenant shall be responsible for the observance of all of the foregoing rules by Tenant's employees, agents, clients, customers, invitees and guests.

                                    EXHIBIT E

                               APPRAISAL PROCEDURE

         After the expiration of the thirty (30)-day period set forth in the Lease for the mutual agreement of Landlord and Tenant as to the fair market rent, each party hereto, at its cost, may engage a real estate appraiser to act on its behalf in determining the fair market rent. The appraisers each shall have at least five (5) years' experience in brokering or valuing leases in comparable business parks in the Comparable Market and shall submit to Landlord and Tenant in advance for Landlord's and Tenant's reasonable approval the appraisal methods to be used. If a party appoints such an appraiser and the other party fails to appoint such an appraiser within fifteen (15) days after notice from the first party that the first party has appointed such an appraiser, the single appraiser appointed shall be the sole appraiser and shall set the fair market rent. If the two appraisers are appointed by the parties as stated in this paragraph, such appraisers shall meet promptly and attempt to set the fair market rent. If such appraisers are unable to agree within thirty (30) days after appointment of the second appraiser, the appraisers shall elect a third appraiser meeting the qualifications stated in this paragraph within ten
(10) days after the last date the two appraisers are given to set the fair market rent, except that if the higher of the two determinations is 105% or less of the amount set forth in the lower determination, the average of the two determinations shall be the fair market rent and the third appraiser shall not be appointed. Each of the parties hereto shall bear one-half (1/2) the cost of appointing the third appraiser and of the third appraiser's fee. The third appraiser shall be a person who has not previously acted in any capacity for either party. The third appraiser shall conduct his own investigation of the fair market rent, and shall be instructed not to advise either party of his determination of the fair market rent except as follows: When the third appraiser has made his determination, he shall so advise Landlord and Tenant and shall establish a date, at least five (5) days after the giving of notice by the third appraiser to Landlord and Tenant, on which he shall disclose his determination of the fair market rent. Such meeting shall take place in the third appraiser's office unless otherwise agreed by the parties. After having initialed a paper on which his determination of fair market rent is set forth, the third appraiser shall place his determination of the fair market rent in a sealed envelope. Landlord's appraiser and Tenant's appraiser shall each set forth their determination of fair market rent on a paper, initial the same and place them in sealed envelopes. Each of the three envelopes shall be marked with the name of the party whose determination is inside the envelope. In the presence of the third appraiser, the determination of the fair market rent by Landlord's appraiser and Tenant's appraiser shall be opened and examined. If the higher of the two determinations is 105% or less of the amount set forth in the lower determination, the average of the two determinations shall be the fair market rent, the envelope containing the determination of the fair market rent by the third appraiser shall be destroyed and the third appraiser shall be instructed not to disclose his determination. If either party's envelope is blank, or does not set forth a determination of fair market rent, the determination of the other party shall prevail and be treated as the fair market rent. If the higher of the two determinations is more than 105% of the amount of the lower determination, the envelope containing the third appraiser's determination shall be opened. The fair market rent shall be the rent proposed by either Landlord's appraiser or Tenant's appraiser which is closest to the determination of fair market rent by the third appraiser.